UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
SYMBOL TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
GOVERNANCE OF THE COMPANY
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES AND FISCAL YEAR-END VALUES
LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
EQUITY COMPENSATION PLAN INFORMATION (AS OF DECEMBER 31, 2005 AND FEBRUARY 28, 2006)
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG SYMBOL, THE S&P 500 INDEX AND THE S&P INFORMATION TECHNOLOGY INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2005 AND 2004
PRE-APPROVAL POLICIES AND PROCEDURES
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE PROPOSALS

SYMBOL TECHNOLOGIES, INC.
One Symbol Plaza
Holtsville, New York 11742-1300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 1, 2006

To Our Stockholders:
      The Annual Meeting of Stockholders of Symbol Technologies, Inc., a Delaware corporation (“Symbol” or the “Company”), will be held at 10:00 A.M., local time, on May 1, 2006 at the Symbol Technologies, Inc. World Headquarters, One Symbol Plaza, Holtsville, New York, for the purpose of considering and acting upon the following:

Proposal 1. The election of six directors to the Board of Directors of Symbol;

Proposal 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

Proposal 3. The transaction of any other business that is properly brought before the meeting or any adjournments or postponements thereof.
      Stockholders of record at the close of business on March 24, 2006 are entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. You may vote your shares by completing, signing, dating and returning the enclosed proxy card or by telephone or via the Internet. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote.

By Order of the Board of Directors,

Michael C. Miller

Acting Secretary
Dated: March 28, 2006
Holtsville, New York
      If you plan to attend the Annual Meeting in Person:
      Admission to the Annual Meeting will be on a first-come, first-served basis and an admission ticket and photo identification will be required to enter the meeting. If you are a Stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting in person, please retain the admission ticket and bring it with you to the meeting along with photo identification. Stockholders holding stock in a bank or brokerage account will find an admission ticket enclosed with the proxy card sent to you by your bank or broker. In the event you have not received an admission ticket or have misplaced it, you can obtain an admission ticket in advance by sending a written request to your bank or broker, or you may present yourself at the meeting along with such proof of ownership (such as a brokerage statement) as of the record date and photo identification. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

SYMBOL TECHNOLOGIES, INC.
One Symbol Plaza
Holtsville, New York 11742-1300
PROXY STATEMENT
      We are providing these proxy materials because the Board of Directors of Symbol Technologies, Inc. (“Symbol” or the “Company”) is soliciting your proxy to vote at Symbol’s Annual Meeting of Stockholders at 10:00 A.M., local time on May 1, 2006, at the Symbol Technologies, Inc. World Headquarters, One Symbol Plaza, Holtsville, New York, and at any adjournments or postponements of this meeting. This Proxy Statement contains information about the items being voted on at the 2006 Annual Meeting and information about Symbol. Commencing on or about April 1, 2006, copies of this Proxy Statement and the proxy card, together with a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, are being mailed to Stockholders.
QUESTIONS AND ANSWERS

Who is entitled to vote?
      Stockholders who own Symbol common stock (NYSE: SBL), par value $.01 per share (the “Common Stock”), as of the close of business on March 24, 2006 will be entitled to vote at the Annual Meeting. On that date there were 253,769,040 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote on each matter properly brought before the meeting.

How do I vote?
      Symbol is offering you four methods of voting:

•	You may indicate your vote on the enclosed proxy card, sign and date the card and return the card in the enclosed prepaid envelope;

•	You may vote by telephone by calling the toll-free number that appears on the enclosed proxy card and following the instructions given;

•	You may vote via the Internet. Internet voting instructions are provided on the enclosed proxy card; or

•	You may attend the meeting and vote in person.
      All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in such proxy. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board of Directors recommends.

What do I need to know in order to attend the 2006 Annual Meeting?
      You are cordially invited to attend the 2006 Annual Meeting, which will begin at 10:00 A.M., local time, on May 1, 2006. The meeting will be held at the Symbol Technologies, Inc. World Headquarters, One Symbol Plaza, Holtsville, New York 11742. Stockholders will be admitted beginning at 9:00 A.M., local time. The location is accessible to handicapped persons.
      You will need an admission ticket to enter the meeting. Admission to the 2006 Annual Meeting will be on a first-come, first-served basis and an admission ticket and photo identification will be required to enter the meeting. If you are a Stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting in person, please retain the admission ticket and bring it with you to the meeting along with photo identification. Stockholders holding stock in a bank or brokerage account will find an admission ticket enclosed with the proxy card sent to you by your bank or broker. In the event you have not received an admission ticket, you can obtain an admission ticket in advance by sending a written request to your bank or broker, or you may present yourself at the meeting along with such proof of ownership (such as a brokerage statement) as of the record date and photo identification.

What can I vote on?

•	The election of six directors to the Board of Directors of Symbol to serve for a term of one year;

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•	The transaction of any other business that is properly brought before the meeting or any adjournments or postponements thereof.

How does the Board recommend I vote on the proposals?
      The Board recommends a vote:

•	FOR each of the nominees for the Board of Directors; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

May I change my vote?
      You can revoke your proxy at any time before it is voted by delivery of a properly completed and executed, later-dated proxy card or telephone or Internet vote or by voting in person by ballot at the 2006 Annual Meeting.

How many votes are required to hold a meeting?
      A quorum is necessary to hold a valid meeting of Stockholders. The presence, in person or by proxy, of Stockholders representing a majority of the shares of the Common Stock outstanding and entitled to vote constitutes a quorum. Shares represented by proxies that reflect abstentions or broker “non-votes” are counted as present and entitled to vote for determination of a quorum.
      An abstention is a properly executed proxy marked ABSTAIN for any matter. A broker “non-vote” occurs when you hold your shares in “street name” through a broker or other nominee and you do not give your broker or nominee instructions on how to vote on matters over which your broker or nominee does not have voting discretion. If you do not provide voting instructions, your shares may not be voted on these matters.

How many votes are required to pass a proposal?
      A favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote is required for the election of directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Abstentions will not affect the election of nominees receiving a plurality of votes. Votes withheld and broker “non-votes” are not counted for purposes of electing directors.
      The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. Abstentions and votes withheld will have the effect of a negative vote, while broker “non-votes” will be treated as not entitled to vote for purposes of determining the approval of these proposals and will not have any effect on the outcome of the vote.

How will voting on any other business be conducted?
      We do not know of any business or proposals to be considered at the 2006 Annual Meeting other than the items described in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any adjournments or postponements thereof, the signed proxies received from you and other Stockholders give the proxies the authority to vote on the matter according to their judgment.

Who receives proxy materials?
      This Proxy Statement and enclosed proxy card are first being mailed to Stockholders on or about April 1, 2006. Each registered owner of Common Stock as of the close of business on March 24, 2006 is entitled to receive a copy of Symbol’s 2005 Annual Report on Form 10-K and to vote at the 2006 Annual Meeting.
      The Securities and Exchange Commission (the “SEC” or the “Commission”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more Stockholders sharing the same address by delivering a single proxy statement addressed to those Stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple Stockholders sharing the same last name and address unless contrary instructions have been received from the affected Stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or us, if you hold shares directly. You can notify us by sending a written request to the address set forth below under “How can I contact Symbol to request materials or information referred to in these questions and answers?” If you revoke your consent, you will be sent separate copies of documents mailed within 30 days after receipt of your revocation.
      If you have not received the Company’s 2005 Annual Report on Form 10-K, please contact us as directed below under “How can I contact Symbol to request materials or information referred to in these questions and answers?” and we will send a copy without exhibits at no expense to you. Symbol will provide any exhibit requested upon payment of a specified reasonable fee limited to Symbol’s reasonable expenses in furnishing such exhibit.

May I inspect the Stockholder list?
      In accordance with Delaware law and the Company’s By-Laws, a list of Stockholders entitled to vote at the meeting will be available for examination by any Stockholder, for any purpose germane to the meeting, for 10 days prior to the meeting at the location of the Annual Meeting, Symbol’s World Headquarters, between the hours of 9:00 A.M. and 4:00 P.M., local time.

Who bears the costs of soliciting proxies?
      Symbol pays the costs of soliciting proxies. We have also made arrangements with brokerage houses and other custodians, nominees and fiduciaries of shares to send proxy materials to Stockholders of record as of March 24, 2006. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock as of the record date. Certain of Symbol’s officers and directors may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of proxies by the Company’s officers and directors. We have retained Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, to aid in the solicitation of proxies for the 2006 Annual Meeting. For these services, we will pay Innisfree a fee of $8,000 and reimburse it for certain out-of-pocket disbursements and expenses.

How can I contact Symbol to request materials or information referred to in these questions and answers?
      You may contact us:

•	By mail addressed to:

Symbol Technologies, Inc.
One Symbol Plaza
Mail Stop: A-4
Holtsville, NY 11742
Attention: Investor Relations;

•	By calling +1.631.738.2400; or

•	By visiting our Web site at http://www.symbol.com/investors, clicking on “Info Request” and filling out the request form.

Stockholder Proposals and Nominations
      The deadline for eligible Stockholders to submit a proposal under Rule 14a-8 of the Commission’s proxy rules for inclusion in the Company’s proxy statement for the 2007 Annual Meeting is December 1, 2006. Any such proposals submitted under Rule 14a-8 must be received by the Company on or before that date. Please send proposals to the Secretary of the Company at the Company’s principal executive offices.
      In addition, eligible Stockholders may submit proposals for consideration at the 2007 Annual Meeting (aside from a Stockholder proposal under Rule 14a-8 to be included in the Company’s proxy statement, as discussed above) in accordance with the provisions of the Company’s By-Laws. If a Stockholder intends to submit a proposal in this manner, he or she must give the Company written notice containing the information specified in the Company’s By-Laws. Such written notice must be received by the Secretary of the Company at the Company’s principal executive offices not more than 120 days and not less than 90 days before May 1, 2007. For the 2007 Annual Meeting, such notice must be received between January 1, 2007 and January 31, 2007. If the date of the 2007 Annual Meeting is set for more than 30 days before or more than 60 days after May 1, 2007, notice by the Stockholder must be delivered not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting or the 10th day following the date on which public disclosure of the date of the meeting is first made by the Company.
      Eligible Stockholders may also nominate persons for election to the Board of Directors at the 2007 Annual Meeting in accordance with the Company’s By-Laws. Stockholders who wish to make a nomination in this manner must give the Company written notice containing the information specified in the Company’s By-Laws. Such written notice must be received by the Secretary of the Company at the Company’s principal executive offices by the same deadlines set forth in the paragraph above regarding Stockholder proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of the Common Stock as of February 15, 2006 by (i) those persons known by us to own beneficially more than 5% of the outstanding Common Stock; (ii) each current executive officer named in the Summary Compensation Table; (iii) each director; and (iv) all current directors and executive officers, as a group.

	Amount and nature of		% of common
Name of individual or identity of group	beneficial ownership(1)		stock(2)

FMR Corp.	35,053,034	(3)	13.967%
82 Devonshire Street Boston, Massachusetts 02109
Todd A. Abbott	570,000	(4)	*
Salvatore Iannuzzi	420,000	(5)
Robert J. Chrenc	152,500	(6)	*
Melvin Yellin	107,500	(7)	*
Edward R. Kozel	88,000	(8)	*
George Samenuk	77,500	(9)	*
J. Michael Lawrie	62,500	(10)	*
Timothy T. Yates	—		*
All current executive officers and directors as a group (consisting of 10 individuals)	2,109,219	(11)	*

*	Less than 1%.

(1)	The amounts shown are the number of shares of the Common Stock owned beneficially (as determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) as of February 15, 2006 (except for FMR Corp., where the amounts are as of December 31, 2005, as reported in FMR Corp.’s Schedule 13G/A filed on February 14, 2006). The persons identified in this table have sole voting and investment power over the shares of the Common Stock stated above, except as stated otherwise in these footnotes. This chart was prepared from information the directors and executive officers have given to us and from publicly available documents filed or furnished to the SEC.

(2)	The percentages shown represent the percentages beneficially owned of the outstanding Common Stock as of February 15, 2006, except for FMR Corp., where the amounts are as of December 31, 2005.

(3)	All information regarding FMR Corp. and its affiliates is based on information disclosed in a Schedule 13G/A filed by FMR Corp., Edward C. Johnson 3rd and Abigail P. Johnson on February 14, 2006 (“FMR Schedule 13G/A”), which is the most recent filing by FMR Corp. on Schedule 13G/A. According to the FMR Schedule 13G/A, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 34,628,063 shares and the sole power to vote or direct the vote of these 34,628,063 shares resides with Edward C. Johnson 3d, FMR Corp. and the Boards of Trustees of the various Fidelity funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 424,971 shares and the sole power to vote or direct the vote of these 424,971 shares resides with Edward C. Johnson 3d and FMR Corp.

(4)	This number includes 450,000 shares that may be acquired upon the exercise of options within 60 days of February 15, 2006 and 90,000 restricted shares owned by Mr. Abbott.

(5)	This number includes 50,000 shares that may be acquired upon the exercise of options within 60 days of February 15, 2006 and 312,500 restricted shares owned by Mr. Iannuzzi.

(6)	This number includes 65,000 shares that may be acquired upon the exercise of options within 60 days of February 15, 2006 and 60,000 restricted shares owned by Mr. Chrenc.

(7)	This number includes 65,000 shares that may be acquired upon the exercise of options within 60 days of February 15, 2006 and 30,000 restricted shares owned by Mr. Yellin.

(8)	This number includes 65,000 shares that may be acquired upon the exercise of options within 60 days of February 15, 2006 by Mr. Kozel. Mr. Kozel shares voting and investment power over 8,000 shares with his spouse.

(9)	This number includes 65,000 shares that may be acquired upon the exercise of options within 60 days of February 15, 2006 by Mr. Samenuk.

(10)	This number includes 25,000 shares that may be acquired upon the exercise of options within 60 days of February 15, 2006 and 30,000 restricted shares owned by Mr. Lawrie.

(11)	This number includes 1,397,012 shares that may be acquired upon the exercise of options within 60 days of February 15, 2005 and 540,000 restricted shares.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our directors and executive officers (as defined therein), and persons who beneficially own more than 10% of a registered class of Symbol’s equity securities, to file reports of holdings and transactions in Symbol’s equity securities and derivative securities with the Commission and the New York Stock Exchange (the “NYSE”) and to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms and amendments received by the Company, we believe that, during 2005, executive officers, directors and persons who beneficially own more than 10% of Symbol’s equity securities complied with all Section 16(a) filing requirements applicable to them, except for Messrs. Chrenc, Yellin and Lawrie, who were 16 days late in filing Form 4s reporting the quarterly restricted stock award they received in October 2005 as compensation for their services on the Executive Committee of the Board of Directors. Additionally, Mr. Iannuzzi was late filing a Form 5 reflecting his purchase of 10,000 shares of Common Stock on the open market in May 2005, a transaction for which no Form 4 had been filed as of December 31, 2005.

GOVERNANCE OF THE COMPANY

Who are the current members of the Board of Directors?
      The members of the Board of Directors on the date of this Proxy Statement, and the committees of the Board of Directors on which they serve, are identified below.

Nominating and
Corporate
	Audit	Compensation	Governance
	Committee	Committee	Committee

Robert Chrenc, Chairman	†	*	†
Salvatore Iannuzzi
Edward R. Kozel(1)	‡	*
J. Michael Lawrie		*
George Samenuk	*
Timothy T. Yates
Melvin A. Yellin	‡	†	*

*	Member.

†	Chair.

‡	Messrs. Kozel and Yellin were appointed to the Audit Committee on April 5, 2005 to serve with the other independent members of the Board of Directors until such time as additional independent members of the Board of Directors are elected and appointed to the Audit Committee.

What are the Board’s committees and what are their roles?
      The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees. Additionally, in August 2005, the Board of Directors formed an Executive Committee comprised of independent directors to assist Mr. Iannuzzi in his role as Interim Chief Executive Officer. The Executive Committee met four times in person or telephonically during fiscal 2005 and was dissolved in January 2006 upon Mr. Iannuzzi’s appointment to the position of President and Chief Executive Officer.
      Audit Committee. The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.” The charter of the Audit Committee is attached to this Proxy Statement as Annex I and is available on the Company’s Investor Relations Web site (http://www.symbol.com/investors). The Audit Committee met 11 times in person or telephonically during fiscal 2005.
      On February 9, 2004, the Board of Directors also formed the Risk Subcommittee of the Audit Committee. The purpose of the Risk Subcommittee of the Audit Committee is to work with the Company’s management to (a) regularly survey all areas of significant potential business and legal risk to the Company and (b) ensure that reasonable and prudent proactive mitigation strategies are in place and are executed effectively. It is the intention of the Board of Directors to populate the Risk Subcommittee of the Audit Committee upon the election of additional members to the Board of Directors. In the interim, management regularly reports to the entire Board of Directors with respect to potential business and legal risks and the execution of mitigation strategies.
      The Board of Directors has determined that all of the current members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Board of Directors has determined that Mr. Chrenc is qualified as an independent Audit Committee financial expert within the meaning of SEC regulations and that he has

(1) Mr. Kozel’s current term will expire at the 2006 Annual Meeting. He is not standing for re-election to the Board.

accounting and related financial management expertise within the meaning of the listing standards of the NYSE.
      Compensation Committee. The function of the Compensation Committee is described in “Executive Compensation” below, under the heading “Report of the Compensation Committee.” The charter of the Compensation Committee is available on the Company’s Investor Relations Web site (http://www.symbol.com/investors). In fiscal 2005, the Compensation Committee met 11 times in person or telephonically.
      The Board of Directors has determined that all of the current members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring the implementation of the Company’s Corporate Governance Guidelines. In addition, this Committee develops and reviews background information on candidates for the Board of Directors and makes recommendations to the Board of Directors regarding such candidates. The Nominating and Corporate Governance Committee also supervises the Board of Directors’ annual review of director independence and the Board of Directors’ performance self-evaluation. The charter of the Nominating and Corporate Governance Committee is available on the Company’s Investor Relations Web site (http://www.symbol.com/investors). The Committee met seven times in person or telephonically during fiscal 2005.
      The Board of Directors has determined that all of the current members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines.

Who is the Board’s chair?
      On February 27, 2006, the Board of Directors reappointed Robert J. Chrenc as non-executive Chairman of the Board of Directors, a position he has held since April 7, 2005. Mr. Chrenc will preside over all executive sessions of the non-management directors.

How does the Board of Directors select nominees for the Board?
      The Nominating and Corporate Governance Committee considers candidates for Board of Directors membership suggested by its members and other Board of Directors members, as well as by management and the Company’s Stockholders. As set forth in the Company’s Corporate Governance Guidelines, the Board of Directors’ Nominating and Corporate Governance Committee annually reviews with the Board of Directors the appropriate characteristics, skills and experience for the Board of Directors as a whole and its individual members, and recommends to the Board candidates for Board membership in accordance with the characteristics, skills and experience set forth by the Committee, the Corporate Governance Guidelines and the selection criteria outlined in the Committee’s charter. The Nominating and Corporate Governance Committee, in evaluating the suitability of individual candidates and recommending candidates to stand for election takes into account many factors, including a candidate’s ability to make independent analytical inquiries, general understanding of technology, manufacturing, marketing, finance and other elements relevant to the success of the Company in today’s business environment, as well as the candidate’s educational and professional background. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best advance the success of the Company and represent Stockholder interests through the exercise of sound judgment and calling upon the group’s diversity of experience in these various areas. In searching for qualified director candidates to stand for election to the Board of Directors and to fill vacancies on the Board, the Board solicits current directors for the names of potential qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. In the past, the Nominating and

Corporate Governance Committee used the services of search firms to search for qualified candidates and may use search firms or consult with outside advisors to assist in identifying qualified candidates in the future.
      In addition, the Nominating and Corporate Governance Committee will consider candidates proposed by Stockholders. Stockholders who wish to propose a candidate to the Nominating and Corporate Governance Committee must send written notice to the Committee containing all of the information relating to such proposed candidate as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act. Such written notice must be sent to the Nominating and Corporate Governance Committee, c/o the Secretary of the Company at the Company’s principal executive offices, generally not more than 120 days and not less than 90 days before the date of the next Annual Meeting. See “Stockholder Proposals and Nominations” above. The Nominating and Corporate Governance Committee will use the same evaluation criteria in considering the suitability of Stockholder candidates as for candidates proposed by the Company, the Board of Directors or the Nominating and Corporate Governance Committee.
      Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes a determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee at the time of the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board of Directors members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board of Directors and other Board members, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set forth in the Committee’s Charter and as set forth in the Company’s Corporate Governance Guidelines, including:

•	the prospective nominee’s personal and professional integrity, ethics and values;

•	the prospective nominee’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	the prospective nominee’s experience in Symbol’s industry and with relevant social policy concerns;

•	the prospective nominee’s experience as a board member of another publicly held company;

•	the nature of and time involved in a prospective nominee’s service on other boards and/or committees;

•	the prospective nominee’s academic expertise in an area of Symbol’s operations; and

•	the extent of the prospective nominee’s practical and mature business judgment.
      The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for business expertise in additional or different areas and the evaluations of other prospective nominees. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

How does the Board determine which directors are considered independent?
      The Board regularly reviews, and if necessary amends, the Company’s Corporate Governance Guidelines to ensure its compliance with SEC and NYSE regulations. The Board believes that Symbol’s Corporate Governance Guidelines meet or exceed the listing standards adopted by the NYSE. The full text of the Corporate Governance Guidelines can be found in the Investor Relations section of the Company’s Web site (http://www.symbol.com/investors). A copy may also be obtained upon written request to the Company.

      Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of director independence in March 2006. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.
      As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Salvatore Iannuzzi and Timothy T. Yates. Messrs. Iannuzzi and Yates are considered inside directors because of their employment as President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of the Company, respectively.

How often did the Board meet during fiscal 2005?
      The Board met 22 times during fiscal 2005. Each director attended more than 90% of the aggregate total number of meetings held in 2005 by the Board and meetings of the Committees thereof on which he was a member. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending all meetings of the Stockholders of the Company, the Board and Committees of which he or she is a member. At Symbol’s 2005 Annual Meeting, all incumbent directors who were nominees for election to the Board were present.

How are directors compensated?
      Base Compensation. Members of the Board of Directors who are not employees of Symbol are paid an annual retainer of $30,000 and receive a fee of $2,000 for each Board of Directors meeting they attend. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, other than the chairman of each respective committee, receive committee annual retainers in the amount of $25,000, $15,000 and $10,000, respectively. The chairmen of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive committee annual retainers in the total amount of $40,000, $25,000 and $15,000, respectively. Committee members do not receive fees for attending committee meetings.
      Directors who are employees do not receive additional compensation for serving as directors or for attending Board of Directors or committee meetings. Symbol reimburses all directors for their expenses in connection with attending meetings of the Board of Directors or committees of the Board of Directors.
      Equity Compensation Awards. Directors are eligible to receive equity compensation awards, including option grants and shares of restricted stock, under our 2004 Equity Incentive Award Plan. Each year continuing non-employee directors who have served for a period of at least 11 months prior to the date of grant will be granted an additional option to purchase 15,000 shares of our stock and will be awarded an additional 7,500 shares of restricted stock. In the event a new director is elected or appointed to the Board of Directors, the director will be granted an option to purchase 25,000 shares of our stock and will be awarded 7,500 shares of restricted stock immediately following the election or appointment. Options granted to non-employee directors will have an exercise price equal to the fair market value of our stock on the date of grant and will have a maximum term of seven years. Options and restricted stock awards generally will be made to non-employee directors as of the date of each annual meeting of our Stockholders and, subject to the director’s service as a director, will vest as of January 1 of the calendar year immediately following the date of grant. The restrictions with respect to such shares of restricted stock lapse on the later of (1) the first anniversary of the grant date or (2) the first open trading window following the first anniversary of the grant date.

      During 2005, our former Chief Executive Officer resigned and certain members of the Board of Directors were called upon to make extraordinary commitments of time and effort in connection with their services to the Company. In recognition of such commitment, Messrs Yellin and Lawrie were each awarded an additional 15,000 shares of restricted stock with respect to each of the third and fourth quarters of 2005 (for a total of 30,000 shares each) and Mr. Chrenc was awarded and additional 30,000 shares of restricted stock with respect to each of the third and fourth quarters of 2005 (for a total of 60,000 shares). All such shares of restricted stock have substantially the same terms as the formula-based restricted stock awards described above.
      The compensation of directors may be modified from time to time by the Compensation Committee of the Board of Directors, subject to approval by the entire Board, if it determines such modification is necessary or appropriate in light of Symbol’s needs, best market practices or applicable legal and regulatory changes.

How do Stockholders communicate with the Board?
      Stockholders and other parties interested in communicating directly with the non-executive chairman, with the non-employee directors as a group or individual members of the Board may do so by writing to the person(s), c/o Corporate Secretary, Symbol Technologies, Inc., One Symbol Plaza, Holtsville, New York 11742-1300 or by visiting our Web site at http://www.symbol.com/investors, clicking on the “E-mail the Board” link and sending an e-mail to the non-executive chairman, the non-employee directors as a group or individual members of the Board. Such communications will be distributed to specific director(s) as directed by the Stockholder in the e-mail or, if addressed generally to the Board of Directors, to specific members of the Board of Directors as may be appropriate. For example, if a communication relates to accounting, internal accounting controls or auditing matters, unless otherwise specified, the communication will be forwarded to the Chairman of the Company’s Audit Committee.

Does the Company have a Code of Ethics?
      The Company has adopted a Statement of Corporate Policy and Code of Conduct which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer and controller, as well as the directors. The Statement of Corporate Policy and Code of Conduct is available on the Company’s Investor Relations Web site (http://www.symbol.com/investors). A copy may also be obtained upon written request from the Company’s Secretary at Symbol Technologies, Inc., One Symbol Plaza, Holtsville, New York 11742. The Company intends to post amendments to or waivers from its Statement of Corporate Policy and Code of Conduct (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer and controller or any director) at this location on its Web site.

REPORT OF THE COMPENSATION COMMITTEE
      The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.
      The Compensation Committee is responsible for setting and administering the Company’s policies that govern executive compensation and for establishing the compensation of the Company’s executive officers. The Compensation Committee consists of only non-employee directors who are “independent” within the meaning of the Company’s Corporate Governance Guidelines. The Compensation Committee operates under a charter which is posted on the Company’s Investor Relations Web site (http://www.symbol.com/investors).
      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for calendar year 2005.

Compensation Philosophy
      The Compensation Committee undertook a complete strategic and legal review of the Company’s compensation plans and arrangements during 2004 that has continued to form the Compensation Committee’s compensation beliefs and philosophy. In general, the philosophy of the Compensation Committee is to provide executive compensation designed to attract and retain world-class talent in a highly competitive industry while at the same time delivering sustained value to our stockholders. In furtherance of these goals, the Company’s executive compensation programs are designed to link a meaningful portion of compensation “opportunity” to the performance of the Company and the executive, with an appropriate balance between retention and risk. The Company’s executive compensation programs comprise annual compensation, consisting of salary and bonus awards, long-term compensation, consisting of stock options and other equity-based compensation and executive benefits. Lastly, the Compensation Committee is committed to the concept of significant ownership of the Common Stock by executive officers.
      In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee also considers the compensation practices of companies that are of similar size to the Company as well as the compensation practices of companies providing similar services and products as the Company. The Company does not have a policy to predetermine specific compensation relative to the compensation paid by other companies.
      There are three primary types of compensation provided to the Company’s executive officers:

•	Annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions, and annual performance bonuses intended to link officers’ compensation to the Company’s performance as well as the performance of the individual executive officer;

•	Long-term compensation, which includes long term incentive (LTIP), stock options, restricted stock awards and other equity-based compensation intended to encourage actions to maximize Stockholder value; and

•	Executive benefits, provided to select participants and designed to provide benefits commensurate with the executive benefits programs generally provided at companies that are of similar size to the Company as well as those providing similar services and products to similar markets and customers.

Base Salary
      Consistent with the Company’s philosophy relative to salary, the Chief Executive Officer reviews data for executives in similar positions in comparable companies as provided by an independent consultant and compiled by the Company and recommends a specific salary for each executive officer (other than himself) to the Compensation Committee for its consideration and approval. In determining such salaries, the performance of each executive officer, his or her experience and the performance of the business unit for which he or she is responsible, as well as the performance of the Company as a whole, are all taken into account. Additionally, pursuant to the Compensation Committee Charter, the Compensation Committee reviews and approves, on an annual basis, the compensation of all executive officers, and other employees of the Company or its subsidiaries with a base salary of at least $250,000.

Annual Incentive
      Annual bonuses are payable to Symbol’s employees pursuant to the Symbol Technologies, Inc. Incentive Plan (the “Executive and Associate Bonus Plans”). Pursuant to the Executive and Associate Bonus Plans, the Chief Executive Officer of the Company recommends to the Compensation Committee (i) the employees eligible for awards under the Executive and Associate Bonus Plans, (ii) the amount of the recommended award (by individual or class of individuals and stated as a dollar amount or a percentage of base salary), and (iii) any factors that should be considered by the Compensation Committee or the Board of Directors in connection with their consideration of the Chief Executive Officer’s recommendations (the “Recommendations”). The Compensation Committee considers the Recommendations and may approve the Recommendation with respect to any or all recommended employees, approve an award of a different amount for any or all recommended employees or deny awards to any or all recommended employees. Awards approved by the Compensation Committee are then submitted to the Board of Directors for its consideration and approval. Awards are limited to a maximum of 200% of the employee’s base earnings for the plan year. The Executive and Associate Bonus Plans are as follows:

•	The Executive Bonus Plan covers senior executives and all Company vice presidents. Pursuant to the Executive Bonus Plan, bonuses may be payable upon the attainment of certain performance goals related to the Company’s net income, cash flow, earnings per share or other metrics determined by the Committee. Bonuses otherwise payable in accordance with plan provisions to senior executives may be decreased (but not increased) by the Compensation Committee in its discretion. The maximum amount that may be paid under the Executive Bonus Plan to an executive officer in any fiscal year is $6 million.

•	The Associate Bonus Plan covers associates not covered under the Executive Bonus Plan. Bonuses under this plan may be payable upon attainment of designated company and individual performance metrics.
      In addition to the Executive and Associate Bonus Plans, there is a Sales Commission Plan that provides performance based compensation for certain sales associates. These associates do not participate in either Executive Bonus Plan or the Associate Bonus Plan.

Equity-Based Compensation
      The Company also maintains the Symbol Technologies, Inc. 2004 Equity Incentive Award Plan (the “2004 Equity Plan”). The 2004 Equity Plan provides the Compensation Committee with the flexibility to grant various types of equity compensation awards, including stock options (both incentive stock options and non-qualified stock options), restricted stock awards, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. The actual types of awards granted under the 2004 Equity Plan are determined by the Compensation Committee, taking into account factors such as the relative financial accounting impact of various types of awards, the potential Stockholder dilution impact of such awards and other factors determined appropriate by the Compensation Committee. All of the Company’s employees may participate in the 2004 Equity Plan (as well as the Company’s non-employee directors and certain other non-associates as approved by the Compensation Committee), subject to meeting standard eligibility requirements. Prior to the adoption of the 2004 Equity Plan, Symbol maintained several stock plans, all of which are now frozen so that no additional awards may be granted under these plans.

Long-Term Compensation
      The Compensation Committee is committed to developing long-term incentive programs for executive officers that promote the long-term growth of the Company. The Compensation Committee believes that proprietary interests in the Company attract, motivate and retain qualified and capable executives and promote continued long-term performance by executive officers. In connection with the Compensation Committee’s strategic review of existing equity compensation plans and arrangements, the Compensation Committee periodically grants restricted stock awards to a select group of senior executives. Subject to the executive’s continued employment with Symbol, these restricted stock awards will vest on the fifth anniversary of the award date. However, these restricted stock awards are subject to accelerated vesting upon the attainment by Symbol of specified “return on net asset” targets.

Non-Qualified Deferred Compensation
      During 2005, the Company stopped all accruals under its supplemental executive retirement plan, which was a non-qualified defined benefit plan covering certain senior executives of the Company. In its place, the Company adopted the Symbol Technologies, Inc. Deferred Compensation Plan (the “DCP”), which is a non-qualified defined contribution plan covering executives of the Company. The DCP allows the executive to defer up to 75% of base pay and 95% of bonus as well as providing for company matching contributions based on income received by the executive in excess of the limitations contained in Section 401(a)(17) or Section 402(g) of the Internal Revenue Code of 1986, as amended. Furthermore, the Compensation Committee presently intends to provide annual contributions to the DCP accounts of designated participants in an amount equal to a percentage of annual base pay, between 6% and 12%. The amount of the supplemental contribution will be based on Company performance as measured by the Company’s Executive Bonus Plan and, generally, one half of any such contribution will be deemed to be made in the Company’s Common Stock (the remaining portion to be available for investment in a range of choices at the executive’s discretion).

Acceleration of Underwater Stock Options
      Effective as of August 26, 2005, the Compensation Committee approved, and the Board of Directors ratified, accelerating the vesting of approximately 12.3 million unvested stock options with exercise prices greater than $12.50 per share previously granted to the Company’s directors, officers and employees pursuant to the Company’s 2004 Equity Incentive Award Plan, the Company’s 2001 Non-Executive Stock Option Plan, the Company’s 1997 Employee Stock Option Plan and the Company’s 1990 Non-Executive Stock Option Plan. The closing price of the Company’s common stock on August 25, 2005 (the trading day prior to the acceleration) was $8.64 per share. The primary purpose of accelerating the vesting of these options was to eliminate the compensation expense associated with these stock options that the Company would recognize in future financial statements pursuant to Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” which became effective for the Company beginning in the first quarter of 2006. The estimated amount of future compensation expense that will be avoided in connection with this acceleration is approximately $100 million.
      Furthermore, because the options subject to the accelerated vesting were “underwater” at the time of acceleration, the Company believes that these options may not have been offering a sufficient incentive to employees when compared to the potential future compensation expense that the Company would incur under SFAS No. 123R.
2005 Retention Program
      Effective August 6, 2005, Mr. Nuti, our former Chief Executive Officer, resigned his employment with the Company. The Compensation Committee determined that retaining the members of the Company’s management team during the transition to a new a Chief Executive Officer would be critical to the success of the Company and its business. Accordingly, the Company took the following actions as of August 26, 2005 or shortly thereafter.

      Retention Agreements. The Compensation committee approved retention agreements for 7 senior executive officers and the interim CEO (the “Retention Agreements”). The Retention Agreements provide that each such executive officer would, subject to his or her continued employment, be paid a retention bonus equal to 100% the executive’s annual base salary on January 31, 2006. In addition, the Retention Agreements provide that, subject to the executive’s continued employment, the restrictions with respect to 25% of the executive’s current LTIP or certain other restricted stock awards would lapse on October 1, 2005. Furthermore, in the event the executive’s employment is terminated without “Cause” or for “Good Reason” (each as defined in the Retention Agreements) during the 90 day period following the appointment of a new Chief Executive Officer, the Retention Agreements provide for the payment of severance benefits equal to one times base pay and target bonus as well as immediate vesting of all remaining LTIP and restricted stock awards. If an executive covered by this Retention Agreement is also covered under the Change of Control Policy, described below, any the severance payment received under the Retention Agreement will offset the severance payment received under the CIC Policy. Finally, the Retention Agreements contain restrictive covenants which prevent the executives from working at a competitor or at NCR Corporation (the company by which Mr. Nuti, our former Chief Executive Officer, was hired) for six months following termination of employment. In addition, the retention agreement for Mr. Iannuzzi provided for an increase in annual base pay to $650,000, an additional payment of $62,500 per month while serving as Interim CEO, an award of 50,000 shares of restricted stock with 25% vesting on October 1, 2005 plus a $300,000 credit on his behalf under the DCP.
      Option Agreement Amendments. All outstanding option agreements were amended to provide for immediate vesting of any unvested options immediately prior to the occurrence of a change of control of the Company.
      Key Associate Retention Arrangements. The Compensation Committee approved a retention program covering approximately 55 employees that provided for the payment of the 2005 bonus at target level (paid in February 2006) and which provides for the payment of severance benefits equal to six months base salary and six months target bonus in the event of certain terminations of employment.
      Restricted Stock Awards. The Compensation Committee awarded 7,500 shares of restricted stock to each of approximately 20 key employees who are participants in the Key Associate Retention Arrangement described above. These shares of restricted stock vest in equal installments of 25% each on each of the first four anniversaries of the date of award.
Change in Control Policy
      In May, 2005, the Company adopted the Symbol Technologies, Inc. Senior Executive Change in Control Policy (the “CIC Policy”). In adopting the CIC Policy, the Compensation Committee recognized that, as is the case for most publicly held companies, the possibility of a Change in Control (as defined in the CIC Policy) exists, and that the Company wishes to ensure that the eligible employees are not practically disabled from discharging their duties in respect of a proposed or actual transaction involving a Change in Control. Approximately 10 senior executives are currently covered by the CIC Policy, although the Compensation Committee may generally add or remove individuals from the list of eligible employees at any time in its discretion. In the event of an executive’s termination of employment without “Cause” or for “Good Reason” (as defined in the CIC Policy) during the period commencing three months prior to or 18 months following a Change in Control, each covered executive shall receive a lump sum payment in an amount equal to 1.5 times the sum of his or her annual base salary and target annual bonus. In additional, all “time vesting” (but not “performance vesting”) equity awards shall vest and the executive shall continue to receive certain health and welfare benefits for 18 months following the date of termination.
Stock Ownership Guidelines
      In 2002, the Company adopted the 2002 Executive Stock Ownership and Retention Program which replaced a similar program that had been in existence since 1995. Under the Program, the Company has established for executive officers a stock ownership and option retention program that the Company administers. The Compensation Committee firmly believes that the long-term interests of the Company’s Stockholders are best served when management maintains a significant, equity-based interest in the Company. The Company considers both vested, unexercised options and shares owned as meaningful expressions of such interest. The Company developed a program with target levels of equity interest for each executive officer. Under the program, without the Compensation Committee’s prior permission, if an executive has not attained the minimum requirements described below, his or her ability to exercise options or sell shares is limited.
      The program limits the exercise of vested options unless the executive either (i) retains all shares acquired upon exercise (net of shares used to pay for the exercise price and minimum withholding taxes resulting from any exercise) or (ii) meets and will continue to meet the equity interest requirement described below after the exercise and sale of shares acquired upon exercise. The equity interest requirement provides that the combined value of the Common Stock and vested options held by the executive, each valued at the then current market price of the Common Stock, must be equal to or greater than a designated multiple of the executive’s annual base salary plus target bonus.
      If the equity interest requirement is satisfied, the program allows for the exercise of vested options within strict limits. Generally, at least 50% of the net after tax proceeds obtainable upon the exercise of any option (other than options awarded in connection with an executive’s initial hire or initial promotion to an executive officer position, or options already held by a person prior to such promotion) must be retained in the form of shares of the Common Stock unless and until the executive owns shares of Common Stock having a market value equal to a specified multiple of his base salary.

Share Ownership
Position	Equity Interest Requirement	Requirement

Chairman of the Board	7 times base salary plus target bonus	5 times base salary
CEO/ COO	5 times base salary plus target bonus	3 times base salary
Executive/ Senior Vice President	3 times base salary plus target bonus	2 times base salary
Vice President	2 times base salary plus target bonus	1 times base salary
Compensation of the Chief Executive Officer
      In General. The terms of Mr. Iannuzzi’s compensation are generally set forth in the employment agreement he entered into with the Company as of January 12, 2006 in connection with his promotion to Chief Executive Officer. Mr. Iannuzzi’s employment agreement provides for an annual base salary of $1,000,000. In addition, Mr. Iannuzzi’s employment agreement provides for annual performance-based bonus awards and discretionary equity compensation awards that the Compensation Committee believes provide pay-for-performance incentives and link Mr. Iannuzzi’s interests to those of Symbol and its Stockholders. Mr. Iannuzzi’s employment agreement is described in more detail below in the section of this Proxy Statement entitled “Employment Agreements” below.
      Performance-Based Annual Bonus. Mr. Iannuzzi is eligible to earn a 2006 performance-based bonus under the Senior Executive Bonus Plan if Symbol attains specified financial performance targets. Additionally, upon the execution of his employment agreement, Mr. Iannuzzi was awarded a bonus of $1,000,000 in recognition of his contributions to the Company during 2005.
      Option Grants. In January 2006, Mr. Iannuzzi was granted an option to purchase 300,000 shares of the Common Stock at an exercise price of $12.395 per share (the fair market value per share of the Common Stock on the date immediately preceding the date the option was granted).
      Restricted Stock Award. On January 30, 2006 Mr. Iannuzzi was granted an award of 200,000 shares of restricted stock. These shares of restricted stock are subject to forfeiture if Mr. Iannuzzi ceases to be an employee of Symbol prior to the date the restricted stock award vests and are subject to transfer restrictions prior to vesting. Twenty five percent of the restricted stock will vest each year for four years on each anniversary of the date of grant. The value of this restricted stock award on the date of grant was $2,479,000 (based upon the closing price of Symbol’s Common Stock of $12.395 on January 30, 2006 and without any discount for vesting requirements or lack of marketability).

      Based on Mr. Iannuzzi’s demonstrated leadership, skills and contributions to the growth of the Company, the Compensation Committee believes that Mr. Iannuzzi’s total compensation for fiscal year 2006 is reasonable and appropriate in light of the Company’s performance against established short-and long-term performance goals.
      Mr. Nuti, our former Chief Executive Officer, whose employment terminated in August 2005, received compensation through his termination date in accordance with the terms of his employment agreement with the Company. Mr. Nuti’s employment agreement is described in more detail below in the section of this Proxy Statement entitled “Employment Agreements with Former Executives.” Mr. Nuti did not receive any severance payments from the Company in connection his termination of employment.
Internal Revenue Code Section 162(m)
      In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the Company’s executive officers, including the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the Stockholders of the Company and that meets certain other technical requirements. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.
Conclusion
      The Compensation Committee believes that the compensation policies and plans of the Company are generally properly integrated with the Company’s business plan and aligned with the best interests of the Company’s Stockholders. The Compensation Committee will continue to review and revise the Company’s compensation policies and plans in light of the Company’s needs, best market practices and legal and regulatory changes.

Melvin A. Yellin, Chairman
Robert Chrenc
Edward R. Kozel
J. Michael Lawrie
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee of our Board of Directors is composed entirely of independent directors. Messrs. Yellin, Kozel, Chrenc and Lawrie became members of this committee in January 2004, March 2004, April 2005 and July 2005, respectively. During the last ten years, none of them has been an officer or employee of Symbol.
      None of Symbol’s executive officers currently serves, or in the past has served, on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that has or had one or more executive officers serving on Symbol’s Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
      The following summary compensation table sets forth information concerning total compensation earned or paid to (i) each individual who served as our Chief Executive Officer during 2005 and (ii) the four other most highly compensated executive officers of Symbol who served in such capacities as of December 31, 2005, in each case for services rendered to Symbol during each of the past three fiscal years.

		Annual Compensation					Long-Term Compensation

					Other Annual		Restricted	Securities	All Other
		Salary	Bonus		Compensation		Stock Awards	Underlying	Compensation
Name and Principal Position	Year	($)	($)		($)		($)(a)	Options (#)	($)(b)

William R. Nuti(1)	2005	634,616	—		15,014	(c)	—	420,298	160,146	(d)
Former President and	2004	1,000,002	1,131,252		75,003	(e)	—	200,000	6,150
Chief Executive Officer	2003	600,018	450,013		—		—	250,000	6,000
Salvatore Iannuzzi(2)	2005	700,962	1,000,000†		11,215	(f)	—	500,000	719,809	(g)
Senior Vice President — Chief Administrative and Financial Officer and Interim Chief Executive Officer
Todd A. Abbott	2005	443,852	—		29,832	(h)	—	138,905	33,300	(i)
Senior Vice President —	2004	394,624	421,754		28,475	(j)	—	80,000	3,942
Worldwide Sales	2003	362,237	271,678		321,728	(k)	—	50,000	—
John G. Bruno(3)	2005	410,010	—		43,230	(l)	—	157,478	36,900	(m)
Former Senior Vice President —	2004	382,128	180,317		94,618	(n)	—	85,000	4,100
General Manager, RFID Division	2003	350,022	296,492	(o)	123,688	(p)	—	75,000	4,486
Todd G. Hewlin(4)	2005	410,010	—		17,185	(q)	—	107,917	36,900	(r)
Former Senior Vice President —	2004	385,029	212,969		31,010	(s)	—	80,000	6,150
Corporate Development	2003	209,136	156,484	(t)	371,125	(u)	—	400,000	6,000
Peter M. Lieb(5)	2005	365,019	—		87,827	(v)	—	82,467	32,851	(w)
Former Senior Vice President,	2004	350,002	313,634	(x)	23,414	(y)	—	62,500	6,150
General Counsel and Secretary	2003	67,308	25,241		3,505	(z)	—	250,000	—

(1)	Resignation effective as of August 1, 2005.

(2)	Mr. Iannuzzi served as Interim Chief Executive Officer from August 1, 2005 through January 12, 2006, when he was appointed President and Chief Executive Officer.

(3)	Resignation as senior executive officer effective as of February 22, 2006.

(4)	Resignation as senior executive officer effective as of February 22, 2006.

(5)	Resignation as senior executive officer effective as of February 22, 2006.

†	Upon the execution of his new employment agreement in January 2006, Mr. Iannuzzi was awarded a $1,000,000 bonus in recognition of his contributions to the Company during 2005.

(a)	Excludes the award of performance-based shares of restricted stock pursuant to the 2004 Equity Plan, which is reported separately in the table titled “Long-Term Incentive Plan — Awards in Last Fiscal Year,” below.

(b)	Represents matching contributions made to Symbol’s 401(k) plan.

(c)	Other annual compensation with respect to Mr. Nuti in 2005 includes (i) $1,936 for the personal use of a Company owned aircraft (which amount was determined using the estimated aggregate incremental cost to the Company); (ii) $10,592 for an automobile allowance; and (iii) $2,486 for travel and related expenses of Mr. Nuti’s spouse in connection with Symbol’s annual sales incentive and executive leadership meeting.

(d)	All other compensation for Mr. Nuti in 2005 includes (i) $6,300 in matching contributions made to Symbol’s 401(k) plan and (ii) $153,846 in vacation pay in connection with Mr. Nuti’s resignation from Symbol in August 2005.

(e)	Other annual compensation with respect to Mr. Nuti in 2004 includes (i) $43,610 for legal fees paid on his behalf in connection with the negotiation of his employment agreement and related matters; (ii) $4,637 for the personal use of a Company owned aircraft in accordance with the Internal Revenue

Code; (iii) $13,125 for an automobile allowance; and (iv) $13,631 for travel and related expenses of Mr. Nuti’s spouse in connection with Symbol’s annual sales incentive and executive leadership meeting.

(f)	Other annual compensation with respect to Mr. Iannuzzi in 2005 includes $11,215 for an automobile allowance.

(g)	All other compensation for Mr. Iannuzzi in 2005 includes (i) $2,881 in matching contributions made to Symbol’s 401(k) plan and (ii) $716,928 credited to Mr. Iannuzzi’s Deferred Compensation Plan (“DCP”) account. Company contributions to the DCP that are subject to vesting are forfeited in the event the executive should terminate employment prior to meeting the vesting requirements.

(h)	Other annual compensation with respect to Mr. Abbott in 2005 includes (i) $8,148 for the personal use of a Company owned aircraft (which amount was determined using the estimated aggregate incremental cost to the Company); (ii) $15,896 for an automobile allowance; and (iii) $5,788 for travel and related expenses of Mr. Abbott’s spouse in connection with Symbol’s annual sales incentive and executive leadership meeting.

(i)	All other compensation for Mr. Abbott in 2005 includes (i) $6,300 in matching contributions made to Symbol’s 401(k) plan and (ii) $27,000 credited to Mr. Abbott’s DCP account. Company contributions to the DCP that are subject to vesting are forfeited in the event the executive should terminate employment prior to meeting the vesting requirements.

(j)	Other annual compensation with respect to Mr. Abbott in 2004 includes (i) $16,522 for an automobile allowance and (ii) $11,953 for travel and related expenses of Mr. Abbott’s spouse in connection with Symbol’s annual sales incentive and executive leadership meeting.

(k)	Represents relocation expenses paid by Symbol in connection with Mr. Abbott’s relocation to the Long Island, New York region.

(l)	Other annual compensation with respect to Mr. Bruno in 2005 includes (i) $16,200 for an automobile allowance; (ii) $24,544 in expenses incurred by Mr. Bruno in connection with commuting from his residence to Symbol’s offices in Holtsville; and (iii) $2,486 for travel and related expenses of Mr. Bruno’s spouse in connection with Symbol’s annual sales incentive and executive leadership meeting.

(m)	All other compensation for Mr. Bruno in 2005 includes (i) $6,300 in matching contributions made to Symbol’s 401(k) plan and (ii) $30,600 credited to Mr. Bruno’s DCP account. Company contributions to the DCP that are subject to vesting are forfeited in the event the executive should terminate employment prior to meeting the vesting requirements.

(n)	Other annual compensation with respect to Mr. Bruno in 2004 includes (i) $60,579 in relocation expenses paid by Symbol; (ii) $16,673 for an automobile allowance; and (iii) $17,366 for travel and related expenses of Mr. Bruno’s spouse in connection with Symbol’s annual sales incentive and executive leadership meeting.

(o)	Includes $105,234 received as a signing bonus.

(p)	Includes $123,688 in relocation expenses paid by Symbol.

(q)	Other annual compensation with respect to Mr. Hewlin in 2005 includes (i) $14,699 for an automobile allowance and (ii) $2,486 for travel and related expenses of Mr. Hewlin’s spouse in connection with Symbol’s annual sales incentive and executive leadership meeting.

(r)	All other compensation for Mr. Hewlin in 2005 includes (i) $6,300 in matching contributions made to Symbol’s 401(k) plan and (ii) $30,600 credited to Mr. Hewlin’s DCP account. Company contributions to the DCP that are subject to vesting are forfeited in the event the executive should terminate employment prior to meeting the vesting requirements.

(s)	Other annual compensation with respect to Mr. Hewlin in 2004 includes (i) $13,555 for an automobile allowance and (ii) $17,455 for travel and related expenses of Mr. Hewlin’s spouse in connection with Symbol’s annual sales incentive and executive leadership meeting.

(t)	Includes $78,058 received as a signing bonus.

(u)	Represents relocation expenses paid by Symbol in connection with Mr. Hewlin’s relocation to the Long Island, New York region.

(v)	Other annual compensation with respect to Mr. Lieb in 2005 includes (i) $14,258 for an automobile allowance and (ii) $73,569 in relocation expenses.

(w)	All other compensation for Mr. Lieb in 2005 includes (i) $6,300 in matching contributions made to Symbol’s 401(k) plan and (ii) $26,551 credited to Mr. Lieb’s DCP account. Company contributions to the DCP that are subject to vesting are forfeited in the event the executive should terminate employment prior to meeting the vesting requirements.

(x)	Includes $115,664 received as a signing bonus.

(y)	Other annual compensation with respect to Mr. Lieb in 2004 includes (i) $12,418 for an automobile allowance; (ii) $1,547 in relocation expenses; and (iii) $9,449 for travel and related expenses of Mr. Lieb’s spouse in connection with Symbol’s annual sales incentive and executive leadership meeting.

(z)	Other annual compensation with respect to Mr. Lieb in 2003 includes $3,505 for an automobile allowance.
OPTION GRANTS IN LAST FISCAL YEAR
      The following table shows all grants of stock options made to the individuals named above in the Summary Compensation Table during the fiscal year ended December 31, 2005. No stock appreciation rights were granted to such individuals in 2005.

	Individual Grants					Potential Realizable Value
						at Assumed Annual Rates
	Number of	% of Total				of Stock Price
	Securities	Options				Appreciation for Option
	Underlying	Granted to	Exercise			Term ($)(a)
	Options	Employees in	Price		Expiration
Name	Granted(b)	Fiscal Year	($/share)		Date	5%	10%

William R. Nuti	200,000	1.51	17.9750		11/04/05	1,463,526	3,410,638
	175,000	1.32	20.0000		11/04/05	1,424,851	3,320,510
	45,298	0.34	11.0750		11/04/05	204,232	475,948
Salvatore Iannuzzi	500,000	3.77	11.0750		05/08/12	2,254,319	5,253,521
Todd A. Abbott	110,000	0.83	17.9750	(c)	02/27/12	804,939	1,875,851
	28,905	0.22	11.0750		05/08/12	130,322	303,706
John G. Bruno	140,000	1.05	17.9750	(c)	02/27/12	1,024,468	2,387,447
	17,478	0.13	11.0750		05/08/12	78,802	183,642
Todd G. Hewlin	100,000	0.75	17.9750	(c)	02/27/12	731,763	1,705,319
	7,917	0.06	11.0750		05/08/12	35,695	83,184
Peter M. Lieb	70,000	0.53	17.9750	(c)	02/27/12	512,234	1,193,723
	12,467	0.09	11.0750		05/08/12	56,209	130,991

(a)	Potential realizable value is net of exercise price, but before deduction of taxes associated with exercise. A 0% gain in stock price will result in zero dollars for the optionee. The dollar amounts indicated in these columns are the result of calculations assuming growth rates required by the SEC. These growth rates are not intended to forecast future appreciation, if any, in the price of our Common Stock.

(b)	Subject to the optionee’s continued employment with us, each option will become vested and exercisable with respect to (i) 10% shares covered thereby on the first anniversary of the date of grant and (ii) an additional 15% of the shares covered thereby on each six month anniversary thereafter (until the option becomes fully vested and exercisable with respect to all shares covered thereby on the fourth anniversary of the date of grant).

(c)	As previously disclosed, effective as of August 26, 2005, the Compensation Committee approved, and the Board of Directors ratified, accelerating the vesting of approximately 12.3 million unvested stock options with exercise prices greater than $12.50 per share previously granted to the Company’s directors, officers and employees pursuant to the Company’s 2004 Equity Incentive Award Plan, the Company’s 2001 Non-Executive Stock Option Plan, the Company’s 1997 Employee Stock Option Plan and the Company’s 1990 Non-Executive Stock Option Plan.

OPTION EXERCISES AND FISCAL YEAR-END VALUES
      The following table shows information about unexercised options to purchase the Common Stock as of December 31, 2005 and the value realized upon the exercise of options in 2005 by the individuals named in the Summary Compensation Table. No stock appreciation rights were exercised by such individuals in 2005 or held by such individuals as of December 31, 2005.

			Number of Securities
	Number of		Underlying Unexercised		Value of Unexercised
	Shares		Options Held at		In-the-Money Options Held
	Acquired on		December 31, 2005		at December 31, 2005($)(a)
	Exercise in	Value
	2005	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William R. Nuti	560,000	44,968	—	—	—	—
Salvatore Iannuzzi	—	—	50,000	500,000	—	872,500
Todd A. Abbott	—	—	450,000	118,905	672,000	338,439
John G. Bruno	—	—	420,000	97,478	541,200	391,299
Todd G. Hewlin	—	—	580,000	7,917	—	13,815
Peter M. Lieb	—	—	232,500	162,467	45,000	89,255

(a)	Options were “in-the-money” as of December 31, 2005 if the market value of the Common Stock on that date exceeded the exercise price of the options. The amounts set forth represent the difference between the closing price of the Common Stock on the New York Stock Exchange on December 30, 2005 ($12.82) and the exercise price payable for those shares.
LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR
      The following table sets forth information with respect to long-term incentive awards to the Company’s named executive officers during fiscal 2005.

	Number of	Performance or	Value of Award
	Shares, Units or	Other Period Until	on Date of
Name	Other Rights(#)(a)	Maturation or Payout(b)	Grant($)(c)

William R. Nuti	—	—	—
Salvatore Iannuzzi	100,000	25% on October 1, 2005 and 75% on May 9, 2010	1,099,000
	50,000	25% on October 1, 2005 and 75% on August 26, 2010	433,000
Todd A. Abbott	—	—	—
John G. Bruno	—	—	—
Todd G. Hewlin	—	—	—
Peter M. Lieb	—	—	—

(a)	These performance-based restricted stock awards were awarded on May 9, 2005 (100,000) and August 26, 2005 (50,000) to Mr. Iannuzzi under Symbol’s 2004 Equity Incentive Award Plan. Such shares of restricted stock are subject to forfeiture if Mr. Iannuzzi ceases to be an employee of Symbol prior to the date the restricted stock award vests and are subject to transfer restrictions prior to vesting.

(b)	The vesting of such restricted stock awards may be accelerated if Symbol attains specified “return on net asset” targets over a period of four consecutive fiscal quarters (provided that even if the specified return on net asset targets are attained, a portion of the restricted stock awards may not become vested until the first, second, third or fourth anniversary of the award date, respectively). To the extent not vested already, the restricted stock award will completely vest on the fifth anniversary of the grant date. As of December 31, 2005, 25% of the shares subject to each of the restricted stock awards had become vested. Restricted Stockholders are eligible to receive any dividends payable with respect to their shares of restricted stock, but any stock dividends will be deemed to be shares of restricted stock subject to the vesting provisions described above.

(c)	The figures set forth in the table represent the dollar value of these restricted stock awards based on the closing market price of Symbol’s Common Stock of $10.99 on May 9, 2005 and $8.66 on August 26, 2005, respectively.

EMPLOYMENT AGREEMENTS
      Salvatore Iannuzzi. In January 2006, we entered into an employment agreement with Mr. Iannuzzi, the initial term of which expires in January 2009 (subject to year-to-year extensions if neither party gives notice of its intention not to extend the term at least sixty days prior to the end of the then current term). Pursuant to the new agreement, Mr. Iannuzzi will receive an annual base salary of $1,000,000. Additionally, the new agreement provided that upon execution of the agreement, Mr. Iannuzzi would receive a supplemental bonus of $1,000,000 in recognition of his contributions to the Company during 2005. Mr. Iannuzzi’s salary will be reviewed annually but may not be decreased. Mr. Iannuzzi also participates in Symbol’s Senior Executive Bonus Plan. The target amount of his annual bonus is 100% of his base salary and the maximum annual bonus that he may receive is 200% of his base salary. If Mr. Iannuzzi’s employment is terminated during the term of his employment agreement for any reason (other than due to his death or disability, his termination by the Company for Cause (as defined in the Mr. Iannuzzi’s employment agreement) or his voluntary resignation without Good Reason (as defined in the Mr. Iannuzzi’s employment agreement)), Mr. Iannuzzi will receive severance payments equal to 1.5 times the sum of (a) his then current annual base salary and (b) the greater of the bonus paid to him in the fiscal year ending immediately prior to the date of termination or 50% of his target bonus for such year. If the Company does not extend the term of Mr. Iannuzzi’s employment agreement, then Mr. Iannuzzi will receive severance payments equal to the sum of (x) his then current annual base salary and (y) the greater of the bonus paid to him in the fiscal year ending immediately prior to the date of termination or 50% of his target bonus for such year. If there is a Change in Control of the Company (as defined in the Mr. Iannuzzi’s employment agreement) and Mr. Iannuzzi’s employment is terminated without “Cause” or for “Good Reason” (as defined in the Mr. Iannuzzi’s employment agreement) during the period beginning six months prior to the Change in Control and ending 18 months after the Change in Control, then Mr. Iannuzzi will receive payments equal to two times the sum of (i) his then current annual base salary and (ii) the target bonus payable to him for the fiscal year ending immediately prior to the date of termination. If any payments made to Mr. Iannuzzi in connection with a Change in Control are subject to an excise tax payable under Section 4999 of the Internal Revenue Code of 1986, as amended, then the Company will pay Mr. Iannuzzi an additional “gross-up” payment sufficient to place Mr. Iannuzzi in the same after-tax position as he would have been in had the excise tax not applied. The employment agreement also contains restrictive covenants preventing Mr. Iannuzzi from competing with the Company or soliciting the Company’s employees, customers or suppliers for defined periods following the termination of his employment with the Company, requires him to maintain in perpetuity the confidential information of the Company, and prohibits him from intentionally disparaging the Company and its products, among other things. If Mr. Iannuzzi violates any of these covenants, he will forfeit any severance payments not paid to him prior to such violation. The employment agreement that we entered into with Mr. Iannuzzi in January 2006 superseded an employment agreement that we previously entered into with Mr. Iannuzzi in August 2005, provided, however, that any written agreements between Mr. Iannuzzi and the Company concerning stock options or any other equity compensation awards remain in full force and effect in accordance with their terms.
      On March 20, 2006, we entered into an amendment to Mr. Iannuzzi’s employment agreement that provides that any annual bonus earned by Mr. Iannuzzi pursuant to his agreement will be paid in Common Stock of the Company, provided that the Common Stock of the Company on the date of payment remains registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act. Additionally, the amendment provides that in the event of a Change on Control of the Company following any fiscal year in which a bonus is earned but prior to the payment of such bonus, Mr. Iannuzzi’s bonus will be paid in cash.

AGREEMENTS WITH FORMER EXECUTIVES
      William R. Nuti. In March 2004, we entered into an employment agreement with Mr. Nuti, the initial term of which was to expire in July 2009. This employment agreement superseded an employment agreement that we previously entered into with Mr. Nuti in July 2002. Pursuant to the new agreement, Mr. Nuti received an annual base salary of $1,000,000. Mr. Nuti also participated in Symbol’s Executive Bonus Plan. The target amount of his annual bonus was 100% of his base salary and the maximum annual bonus that he was eligible to receive was 200% of his base salary. If Mr. Nuti’s employment was terminated during the term of his employment agreement for any reason (other than due to his death or disability, his termination by the Company for Cause (as defined in the employment agreement) or his voluntary resignation without Good Reason (as defined in the employment agreement)), he was entitled to receive severance payments equal to 1.5 times the sum of (a) his then current annual base salary and (b) the greater of the bonus paid him in the fiscal year ending immediately prior to the date of termination or 50% of his target bonus for such year. If there was a Change in Control of the Company (as defined in the employment agreement) and Mr. Nuti’s employment was terminated without “Cause” or for “Good Reason” (as defined in the employment agreement) during the period beginning six months prior to the Change in Control and ending 18 months after the Change in Control, then Mr. Nuti was entitled to receive payments equal to three times the sum of (i) his then current annual base salary and (ii) the target bonus payable to him for the fiscal year ending immediately prior to the date of termination. If any payments made to Mr. Nuti in connection with a Change in Control were subject to an excise tax payable under Section 4999 of the Internal Revenue Code of 1986, as amended, then the Company was required to pay Mr. Nuti an additional “gross-up” payment sufficient to place Mr. Nuti in the same after-tax position as he would have been in had the excise tax not applied. The employment agreement also contained restrictive covenants preventing Mr. Nuti from competing with the Company or soliciting the Company’s employees, customers or suppliers for defined periods following the termination of his employment with the Company, required him to maintain in perpetuity the confidential information of the Company, and prohibited him from intentionally disparaging the Company and its products, among other things.
      On July 28, 2005, the Company entered into a separation and release agreement with Mr. Nuti in connection with his resignation as President and Chief Executive Officer of the Company and as a member of the Board, effective as of August 1, 2005. Pursuant to the separation and release agreement, Mr. Nuti agreed to release all claims against the Company in exchange for the waiver by the Company of the sixty (60) day notice requirement in Section 6(a)(vi) of Mr. Nuti’s employment agreement with the Company and the consent by the Company to Mr. Nuti’s employment by NCR Corporation, as required under Section 9(a) of Mr. Nuti’s employment agreement.
      John G. Bruno. On February 28, 2006, the Company entered into a separation agreement with Mr. Bruno in connection with his resignation as the Company’s Senior Vice President — General Manager, RFID Division.
      The separation agreement provides that Mr. Bruno will receive a lump sum amount on or before May 25, 2006 of $717,518 (less applicable taxes), which is equal to Mr. Bruno’s annual base salary and target annual bonus in effect as of January 1, 2006. Additionally, within 10 days following May 15, 2006, 78,750 shares of Mr. Bruno’s restricted stock shall become fully vested and all restrictions with respect to such shares of restricted stock shall lapse.
      Under the separation agreement, during the period of March 1, 2006 through May 15, 2006, Mr. Bruno will remain an “on call” employee of the Company and will be paid his current base salary and Company car allowance. During the on call period, Mr. Bruno will be eligible to continue to participate in the Company’s group health insurance plan at the current employee contribution rates. Mr. Bruno will also receive payment for all accrued and unused vacation (as of February 28, 2006) on or before May 25, 2006. Additionally, Mr. Bruno’s unvested stock options will continue to vest through the on call period and he will be eligible to exercise any vested stock options through May 15, 2006. The separation agreement provides for a general release by Mr. Bruno against the Company and subjects Mr. Bruno to certain non-competition and non-solicitation requirements.

      Mark T. Greenquist. On July 15, 2005, the Company entered into a separation agreement and release with Mr. Greenquist in connection with his resignation as Senior Vice President and Chief Financial Officer. The separation agreement and release provided for a severance payment equal to one year of Mr. Greenquist’s then current base salary and payment of healthcare premiums for up to fifty-two weeks for Mr. Greenquist and his eligible dependants, subject to the terms and conditions contained in the separation agreement and release.
      Todd G. Hewlin. On February 22, 2006, the Company entered into a separation agreement with Mr. Hewlin in connection with his resignation as the Company’s Senior Vice President — Corporate Development.
      The separation agreement provides that Mr. Hewlin will receive a lump sum amount on or around March 15, 2006 of $717,518 (less applicable taxes), which is equal to Mr. Hewlin’s annual base salary and target annual bonus in effect as of January 1, 2006. Additionally, as of March 1, 2006, 78,750 shares of Mr. Hewlin’s restricted stock became fully vested and all restrictions with respect to such shares of restricted stock lapsed.
      Under the separation agreement, during the period of March 1, 2006 through August 31, 2006, Mr. Hewlin will remain an “on call” employee of the Company and will be paid $20,000 per month. The Company will continue to pay the lease and insurance costs for his Company provided automobile through the end of the on call period. During the on call period, Mr. Hewlin will be eligible to continue to participate in the Company’s group health insurance plan at the current employee contribution rates. Additionally, the separation agreement provides that from September 1, 2006 through February 28, 2007, the Company will pay Mr. Hewlin’s group health insurance plan COBRA premiums on behalf of Mr. Hewlin and his dependents. In the event that the Company’s payment of such COBRA benefits is taxable to Mr. Hewlin, there will be a tax gross up to cover such amount. Mr. Hewlin will also receive payment for all accrued and unused vacation (as of February 28, 2006) on or before August 31, 2006. Pursuant to the separation agreement, Mr. Hewlin’s unvested stock options will continue to vest during the on call period and he will be eligible to exercise any vested stock options through August 31, 2006. The separation agreement provides for a general release by Mr. Hewlin against the Company and subjects Mr. Hewlin to certain non-competition and non-solicitation requirements.
      Peter M. Lieb. On March 9, 2006, the Company entered into a separation agreement with Mr. Lieb in connection with his resignation as the Company’s Senior Vice President, General Counsel and Secretary. Pursuant to the separation agreement, Mr. Lieb’s resignation was effective as of February 22, 2006.
      The separation agreement provides that Mr. Lieb will receive a lump sum amount on the earlier of May 15, 2006 or such other date designated by Mr. Lieb pursuant to the separation agreement (the “Termination Date”) of $584,030 (less applicable taxes), an amount equal to Mr. Lieb’s annual base salary and target annual bonus in effect as of January 1, 2006. Additionally, the separation agreement provides that on the Termination Date, 54,000 shares of Mr. Lieb’s restricted stock will become fully vested and all restrictions with respect to such shares of restricted stock will lapse.
      Pursuant to the terms of the separation agreement, Mr. Lieb will remain a regular employee of the Company through March 31, 2006 and be considered an “on call” employee from April 1, 2006 through the Termination Date. During this on call period, Mr. Lieb will be paid his base salary in effect as of January 1, 2006 and will be eligible to continue to participate in certain of the Company’s group health insurance plan at the current employee contribution rates. On the Termination Date, Mr. Lieb also will receive payment for all accrued and unused vacation (as of March 31, 2006). Mr. Lieb’s unvested stock options will continue to vest through the on call period and he will be eligible to exercise any vested stock options through the Termination Date. The separation agreement, among other things, also provides for a release by Mr. Lieb in favor of the Company, and Mr. Lieb’s agreement to certain non-competition, non-solicitation, non-disclosure and non-disparagement obligations.
      Leonard Goldner. On December 15, 2000, we entered into an employment agreement with Mr. Goldner that was scheduled to terminate on December 31, 2005. Mr. Goldner initially received an annual base salary of

$415,800 which increased to $457,380 through 2001. His annual base salary was increased to $465,775 prior to his resignation as of June 30, 2003.
      On July 8, 2003, we entered into an interim resignation agreement with Mr. Goldner for his resignation effective June 30, 2003 that provided that, until a definitive agreement could be negotiated between the parties with respect to the terms and conditions of his resignation, Symbol would engage Mr. Goldner as a legal consultant to Symbol, at a rate of $475 per hour, primarily in connection with our current and ongoing intellectual property litigation matters. In this interim resignation agreement, neither Symbol nor Mr. Goldner waived any rights, remedies or claims against the other. On June 9, 2004, we entered into a tolling agreement with Mr. Goldner providing that for the nine month period beginning February 1, 2004 and ending November 1, 2004, neither party would commence any action or assert any cross-claim or counterclaim against the other. On October 13, 2004, the parties entered into an agreement to extend the tolling period under the tolling agreement until November 1, 2005.
      On April 25, 2005, the Company entered into a settlement agreement with Mr. Goldner for the mutual release of all claims, including any claims by Mr. Goldner for indemnification, advancement, severance, retirement payments or any other payment, including any claim for payment under Symbol’s Executive Retirement Program. Pursuant to the settlement agreement, the Company agreed to pay $243,635 for Mr. Goldner’s attorneys’ fees. The Company will not incur any indemnification costs relating to any civil, administrative or criminal proceedings or investigations by any government agency unless such government agency is acting in the capacity of a Stockholder. The settlement agreement does not preclude Symbol from seeking to obtain all or a portion of the funds forfeited by Mr. Goldner to the Department of Justice in connection with its investigation and prosecution of Mr. Goldner.
      Tomo Razmilovic. On July 1, 2000, we entered into an employment agreement with Mr. Razmilovic, a former President and Chief Executive Officer and director, that was scheduled to terminate on June 30, 2005. Under that agreement, Mr. Razmilovic received a base salary at an annual rate of $1 million until his resignation from Symbol, effective as of February 14, 2002.
      In February 2002, we entered into a new agreement with Mr. Razmilovic that superseded and replaced the earlier agreement. The new agreement provided for:

•	the payment to Mr. Razmilovic of $5 million in March 2002;

•	the payment to Mr. Razmilovic of $2 million in May 2003; and

•	the termination and cancellation of 1,818,750 outstanding stock options previously granted to Mr. Razmilovic.
      The 2002 agreement provided for Mr. Razmilovic to remain as a full-time employee through May 6, 2002 at an annual salary of $1 million and then to be employed on a part-time and consulting basis for a period of five years beginning May 7, 2002. Pursuant to this agreement, Mr. Razmilovic was entitled to receive $200,000 per annum during this five-year period and was to continue to participate in fringe benefit programs in effect as of February 14, 2002.
      On May 6, 2003, we entered into a tolling agreement with Mr. Razmilovic that suspended the obligations of both parties under the 2002 agreement for a period of 12 months beginning April 1, 2003 and ending March 31, 2004. Pursuant to the tolling agreement, the payment to Mr. Razmilovic of $2 million in May 2003 was not made by Symbol. On March 18, 2004, the parties entered into an agreement to extend the tolling period under the tolling agreement until December 31, 2004. In October 2004, Symbol determined that Mr. Razmilovic’s failure to disclose to Symbol, at the time of the negotiation of the 2002 agreement, the material facts concerning his involvement in fraudulent conduct during his tenure at Symbol constituted fraud in the inducement and rendered the 2002 agreement voidable.
      On December 2, 2005, the Board determined that Mr. Razmilovic had engaged in willful misconduct and/or gross negligence in connection with the performance of his duties under the terms of the 2002 agreement with the Company and to the extent not previously terminated, terminated the 2002 agreement pursuant to Section 13 therein. As such, Symbol maintains that it has no further liability to Mr. Razmilovic.

EQUITY COMPENSATION PLANS
      We currently maintain the 2004 Equity Plan, the 2001 Non-Executive Stock Option Plan (the “2001 Plan”), the 1997 Employee Stock Option Plan (the “1997 Plan”), the 1991 Employee Stock Plan, the 1990 Non-Executive Stock Option Plan and one additional option plan for the benefit of our non-employee directors. As of December 31, 2005, the total number of options outstanding under all of Symbol’s option plans (including all director option plans) was 29,175,894. The weighted average exercise price of such options was $14.51 per share and the weighted average term to expiration was 6.06 years.
      In April 2004, Symbol adopted the 2004 Equity Plan in connection with which all existing Symbol stock option plans were amended to provide that no further options will be granted under Symbol’s other option plans. In May 2004, the Compensation Committee granted “performance vesting” restricted stock awards to certain senior executives of Symbol pursuant to the 2004 Equity Plan. The vesting of such restricted stock awards may be accelerated if Symbol attains specified “return on net asset” targets. Such restricted stock awards are intended to align the interests of such senior executives with the interests of Symbol’s Stockholders and to support the retention of such senior executives. In August 2005, as part of the retention arrangements entered into with certain executives of the Company, the Company entered into agreements with such executives that provided, subject to the executive’s continued employment, that the restrictions with respect to 25% of the executive’s current LTIP or certain other restricted stock awards would lapse on October 1, 2005. See “Report of the Compensation Committee — 2005 Retention Program — Retention Agreements.” Also in May 2004, we amended the 2004 Equity Plan to provide for formula-based equity compensation awards to our non-employee directors and we awarded shares of restricted stock to certain non-employee directors in recognition of their significant contributions to Symbol. See “Governance of the Company — How are directors compensated? — Equity Compensation Awards.”
      Options outstanding under the 2004 Equity Plan, the 2001 Plan and earlier plans generally have a maximum term of 10 years (seven years for options granted on or after January 1, 2005) and an exercise price equal to 100% of the fair market value of our Common Stock on the date of grant (as determined by the respective Plan). All options outstanding under the 2001 Plan and the options granted to non-executive officers and outstanding under earlier plans generally become vested with respect to 20% of the shares covered thereby on the first anniversary of the date of grant and with respect to 10% of the shares covered thereby every six months thereafter. Options granted to executive officers and outstanding under the 2004 Plan generally become vested with respect to 10% of the shares covered thereby on the first anniversary of the date of grant and with respect to 15% of the shares covered thereby every six months thereafter.
EMPLOYEE STOCK PURCHASE PLAN
      We maintain the Symbol Technologies, Inc. Employee Stock Purchase Plan (the “ESPP”) for the benefit of our eligible employees. We originally adopted the ESPP in 1997. As of December 31, 2005, the total number of shares of Common Stock reserved and available for distribution under the ESPP is 1,151,193.
      Subject to the limits of the ESPP, during 2005 eligible employees could purchase shares of our Common Stock as of the last day of each payment period. The ESPP provided for two payment periods. The first payment period began on January 1 and ended on June 30, and the second payment period began on July 1 and ended on December 31. With respect to each payment period, the purchase price of shares of Common Stock under the ESPP was the lesser of: (1) 85% of the fair market value of the shares on the first business day of the payment period; or (2) 85% of the fair market value of the shares on the last business day of the payment period. Employees pay for shares of stock purchased under the ESPP via payroll deductions in an amount designated by the employee, but not less than 2% or more than 10% of the employee’s base salary. The amounts so deducted are paid to us and the number of shares of Common Stock purchased by each participating employee are credited to an account established for the employee. Effective January 1, 2006, the ESPP plan was amended to increase the payment periods to four a year beginning January 1, April 1, July 1 and October 1 and ending March 31, June 30, September 30 and December 31, respectively. In addition, the plan was amended to obtain favorable accounting treatment pursuant to Financial Accounting Standards Board (FASB) Statement No. 123(R). Pursuant to this amendment, the purchase price per share of the

Company’s Common Stock was changed to 95% of the fair market value of the shares on the last business day of the payment period.
      The maximum number of shares that may be purchased by an employee during a calendar year is 5,000. Also, no employee may receive an option under the ESPP that permits the employee’s right to purchase stock under the ESPP to accrue at a rate that exceeds $25,000 of the fair market value of the stock in any calendar year.
      An employee’s continuing participation in the ESPP will terminate upon, and no additional purchases of Common Stock under the ESPP will be made on behalf of such employee following, the employee’s termination of employment. All amounts previously deducted via payroll deduction and held in the employee’s account at the time of termination of employment (less amounts previously used to purchase shares of Common Stock on behalf of the employee) will be refunded to the employee without interest.
      The ESPP is generally administered by our Board of Directors or a committee designated by our Board to administer the ESPP. Our Board of Directors may amend, suspend or terminate the ESPP at any time. However, the ESPP may not be amended to increase the maximum number of shares of Common Stock subject to the ESPP or to change the designation or class of employees eligible to participate under the ESPP without approval of our Stockholders.
401(K) PLAN
      Our U.S. employees are eligible to participate in a 401(k) defined contribution plan. With some limitations, a participant may make pre-tax contributions to the plan. Except for participants over the age of 50, the maximum contribution a participant was allowed to make in 2005 was $14,000 and in 2006 is $15,000. Participants over the age of 50 were entitled to contribute a maximum of $18,000 in 2005 and will be entitled to contribute up to $20,000 in 2006. The plan matches 50% of up to 6% of eligible compensation contributed by each participant during each pay period. The employee’s contribution is vested immediately. Our contribution is 100% vested after one year of service. Amounts accumulated under the plan are normally paid to a participant on retirement or termination of employment. Payments depend on the following: the amounts contributed by the participant; the manner in which contributions have been invested; the amount of any prior withdrawal; and other factors as detailed in the plan.
DEFERRED COMPENSATION PLAN
      During 2005, the Company adopted the Symbol Technologies, Inc. Deferred Compensation Plan (the “DCP”), which is a non-qualified defined contribution plan covering executives of the Company. The DCP allows the executive to defer up to 75% of base pay and 95% of bonus as well as providing for company matching contributions based on income received by the executive in excess of the limitations set contained in Section 401(a)(17) or Section 402(g) of the Internal Revenue Code of 1986, as amended. Furthermore, the Compensation Committee presently intends to provide annual contributions to the DCP accounts of designated participants in an amount equal to a percentage of annual base pay. Such amount will fluctuate based on Company performance as measured by the Company’s Executive Bonus Plan and, generally, one-half of any such contribution will be deemed to be made in the Company’s Common Stock (the remaining portion to be available for investment in a range of choices at the executive’s discretion). In 2005, Symbol credited $716,928 to Mr. Iannuzzi’s DCP account, $27,000 to Mr. Abbott’s DCP account, $30,600 to Mr. Bruno’s DCP account, $30,600 to Mr. Hewlin’s DCP account and $26,551to Mr. Lieb’s DCP account. Company contributions to the DCP that are subject to vesting are forfeited in the event the executive should terminate employment prior to meeting the vesting requirements.
EXECUTIVE RETIREMENT PLAN
      Our Executive Retirement Plan is a non-qualified deferred compensation plan for a select group of senior management employees. Effective as of January 1, 2005, this plan was amended to stop all benefit accruals under the plan. This amendment did not, however, effect the rights of former employees or others who have accrued and vested benefits under this plan. The following table illustrates the estimated annual retirement benefits payable under the Executive Retirement Plan to a participant at specified average compensation levels and years of service.
PENSION PLAN TABLE

	Years of Service

3-Year Average Annual Compensation	5	10	15

$400,000	$100,000	$200,000	$200,000
800,000	200,000	400,000	400,000
1,200,000	300,000	600,000	600,000
1,600,000	400,000	800,000	800,000
2,000,000	500,000	1,000,000	1,000,000
2,400,000	600,000	1,200,000	1,200,000

      Benefits under the Executive Retirement Plan are not offset for Social Security benefits. Benefits payable under the Executive Retirement Plan will be reduced by the value of any retirement income of the participant attributable to contributions by us to any qualified pension plan adopted by us (excluding our 401(k) plan).
      Under the Executive Retirement Plan, the maximum cumulative benefit a participant may be paid is the participant’s average compensation (base salary plus accrued bonus) for the three highest fiscal years in the five-year period immediately prior to the date the participant is no longer a plan participant multiplied by five (“Benefit Ceiling Amount”). After five successive years of participation in the Executive Retirement Plan, a participant is entitled to 50% of the Benefit Ceiling Amount. After each additional full year of participation in the Executive Retirement Plan up to five additional years of participation, a participant is entitled to an additional 10% of the Benefit Ceiling Amount. Benefits are normally payable in equal monthly installments over a 10-year period after retirement, beginning after the participant attains age 65 or age 60 with at least 15 years of credited service. Participants with more than 10 years of credited service will receive 12 equal monthly installments for each full year of creditable service above 10 years, with a maximum of five additional years of service. Upon death or disability, payment is accelerated and made in a lump sum but the amount is reduced to the then present value of the benefit payments which would have been made under the normal mode of payment.

EQUITY COMPENSATION PLAN INFORMATION
(AS OF DECEMBER 31, 2005 AND FEBRUARY 28, 2006)

(C)
					(B)		Number of Securities
	(A)				Weighted-Average		Remaining Available for Future
	Number of Securities to Be				Exercise Price of		Issuance under Equity
	Issued Upon Exercise of				Outstanding		Compensation Plans
	Outstanding Options, Warrants				Options, Warrants		(Excluding Securities Reflected
	and Rights				and Rights		in Column (A))

Plan Category	12/31/05		2/28/06		12/31/05	2/28/06	12/31/05		2/28/06

Equity compensation plans approved by security holders(a)	17,808,139		18,385,725		$13.68	$13.59	11,755,882	(d)	10,544,149	(d)
Equity compensation plans not approved by security holders(b)	11,225,539		10,804,890		$15.73	$16.01	0		0

Total(*)	29,175,894	(c)	29,329,362	(c)	$14.50	$14.51	11,755,882		10,544,149

*	These amounts include stock options that Symbol assumed under the 1990 Employee Stock Option plan of Telxon Corporation, pursuant to which such stock options were exercisable for 142,216 and 138,747 shares of Common Stock effective December 31, 2005 and February 28, 2006, respectively. These options have a weighted average exercise price of $19.92 and $19.99 per share as of December 31, 2005 and February 28, 2006, respectively. No awards have been made under this plan since its assumption by Symbol.

(a)	Approved Plans: 1991 Employee Stock Plan, 1997 Employee Stock Option Plan, 1997 Employee Stock Purchase Plan, 2000 Directors’ Stock Option Plan and the 2004 Equity Incentive Award Plan.

(b)	Non-Approved Plans: 1990 Non-Executive Stock Option Plan and 2001 Non-Executive Stock Option Plan.

(c)	The weighted average term for these options is 6.06 years.

(d)	Of these shares, 1,151,193 shares remain available for purchase under the 1997 Employee Stock Purchase Plan.
      Under the 1990 Non-Executive Stock Option Plan, the Compensation Committee of the Board of Directors was permitted to grant options to key employees of Symbol and its subsidiaries, other than executive officers, with similar terms and vesting periods as those contained in the 2001 Plan. The 1990 Non-Executive Stock Option Plan terminated on April 30, 2003.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      The following chart shows a comparison of the yearly performance change in an investment of $100 in the Common Stock compared to an investment of $100 in the Standard & Poor’s Composite 500 Stock Index and the Standard & Poor’s Information Technology Index for a five year period beginning January 1, 2000 and ending December 31, 2005. The chart assumes that all dividends will be reinvested.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SYMBOL TECHNOLOGIES, INC., THE S & P 500 INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SYMBOL, THE S&P 500 INDEX AND THE S&P INFORMATION
TECHNOLOGY INDEX

	12/00	12/01	12/02	12/03	12/04	12/05

SYMBOL	84.99	56.30	29.20	60.10	61.65	53.85
S&P 500	90.89	80.09	62.39	80.29	89.02	102.75
S&P INFORMATION TECHNOLOGY	59.10	43.81	27.42	40.37	41.40	70.75

*	$100 invested on December 31, 2000 in stock or index, including reinvestment of all dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In March 2004 we entered into an employment agreement with Mr. Nuti, our former President and Chief Executive Officer, who at the time also served as a director. On July 28, 2005, the Company entered into a separation and release agreement with Mr. Nuti in connection with his resignation as President and Chief Executive Officer of the Company and as a member of the Board, effective as of August 1, 2005. Pursuant to the separation and release agreement, Mr. Nuti agreed to release all claims against the Company in exchange for the waiver by the Company of the sixty (60) day notice requirement in Section 6(a)(vi) of Mr. Nuti’s employment agreement with the Company and the consent by the Company to Mr. Nuti’s employment by NCR Corporation, as required under Section 9(a) of Mr. Nuti’s employment agreement. See “Executive Compensation — Agreements with Former Executives — William R. Nuti.”
      In addition, effective as of April 7, 2005, Mr. Iannuzzi resigned as Symbol’s non-executive Chairman of the Board. On April 11, 2005, Mr. Iannuzzi joined Symbol as its Senior Vice President, Chief Administrative and Control Officer. From April 2005 through August 2005, Mr. Iannuzzi received a base salary of $450,000 and a signing bonus of $500,000, paid in equal quarterly installments. Mr. Iannuzzi was also eligible for participation in the Senior Executive Bonus Plan. Additionally, the Compensation Committee awarded Mr. Iannuzzi options to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $11.075, equal to the fair market value of the Company’s Common Stock on the NYSE on the date the options were granted (as determined by the 2004 Equity Plan), and 100,000 shares of restricted stock. In August 2005, in recognition of his additional responsibilities in connection with his service as Interim Chief Executive Officer of the Company, the Company entered into a retention agreement with Mr. Iannuzzi that provided for an increase in annual base pay to $650,000, an additional payment of $62,500 per month while serving as Interim CEO, an award of 50,000 shares of restricted stock with 25% vesting on October 1, 2005 plus a $300,000 credit on his behalf under the DCP. As previously disclosed, on January 12, 2006, Mr. Iannuzzi became President and Chief Executive Officer of the Company and entered into an employment agreement (which was amended on March 20, 2006) with the Company, the initial term of which expires in January 2009. See “Executive Compensation — Employment Agreements — Salvatore Iannuzzi.”
      Mr. Iannuzzi is a nominee for election to the Board and will not serve on any Board committees in accordance with our Corporate Governance Guidelines and NYSE rules. Mr. Iannuzzi will not receive compensation for his Board service except for reimbursement of reasonable expenses incurred in connection with his attendance at Board meetings.
      On February 27, 2006, the Board appointed Timothy T. Yates Senior Vice President and Chief Financial Officer of the Company and as a member of the Board, effective immediately. From August 2005 until his employment with the Company in February 2006, Mr. Yates served as an independent consultant to the Company. For his consulting services to the Company, Mr. Yates received fees in the amount of $180,000.
      In 2006, Mr. Yates will receive an annual base salary of $500,000 and is eligible for participation in the Senior Executive Bonus Plan. Additionally, the Compensation Committee awarded Mr. Yates options to purchase 400,000 shares of the Company’s Common Stock at an exercise price of $11.435, equal to the fair market value of the Company’s Common Stock on the NYSE on the date the options were granted (as determined by the 2004 Equity Plan), and 100,000 shares of restricted stock. Additionally, Mr. Yates received a one-time signing bonus of $200,000.
      Mr. Yates is a nominee for election to the Board and will not serve on any Board committees in accordance with our Corporate Governance Guidelines and NYSE rules. Mr. Yates will not receive compensation for his Board service except for reimbursement of reasonable expenses incurred in connection with his attendance at Board meetings.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.
      The Audit Committee of the Board of Symbol was composed of at least three independent directors during fiscal year 2005. The Audit Committee operates under a charter approved by the Board on February 9, 2004, and amended on December 20, 2004, which is attached as Annex I to this Proxy Statement and is posted on the Company’s Investor Relations Web site (http://www.symbol.com/investors).
      As more fully described in its charter, the Audit Committee reviews Symbol’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and internal control over financial reporting. Symbol’s independent registered public accounting firm, Ernst & Young LLP, is responsible for (1) performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) to obtain reasonable assurance that Symbol’s consolidated financial statements are free from material misstatement and for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States, and (2) performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) to obtain reasonable assurance that management’s assessment that Symbol maintained effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects and to obtain reasonable assurance that Symbol maintained effective internal control over financial reporting as of December 31, 2005, in all material respects. The internal auditor is responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine from time-to-time.
      The Audit Committee of Symbol hereby reports as follows:
      1. The Audit Committee has reviewed and discussed the audited financial statements and management’s report on internal control over financial reporting with Symbol’s management.
      2. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).
      3. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Ernst & Young LLP their independence and considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP’s independence.
      4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of Symbol, and the Board has approved, that the audited financial statements and management’s report on internal control over financial reporting be included in Symbol’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Commission.

Robert J. Chrenc, Chairman
Edward Kozel
George Samenuk
Melvin A. Yellin

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL 2005 AND 2004
      The aggregate fees to the Company for each of the last two fiscal years for professional services rendered by the Company’s principal accounting firm, Ernst & Young LLP as of and for the fiscal years ended December 31, 2005 and 2004, respectively, are set forth in the table below. All such fees were approved, or pre-approved as the case may be, by our Audit Committee as discussed under “Pre-Approval Policies and Procedures” below.

	2005	2004

Audit Fees(1)	$5,782,000	$4,594,000
Audit-Related Fees(2)	$105,000	$49,000
Tax Fees(3)	$128,000	$189,000
All Other Fees(4)	$—	$—

Total	$6,015,000	$4,832,000

(1)	Audit fees represent the aggregate fees incurred for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports, and services in connection with statutory and regulatory filings engagements for those fiscal years. Audit fees for fiscal 2005 and 2004 also include $1,025,000 and $1,131,000 of fees associated with Ernst & Young LLP’s assessment of the Company’s internal control over financial reporting, respectively.

(2)	Audit-related fees represent the aggregate fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” For 2005 and 2004, these services include assurance services for pension plan audits.

(3)	Tax fees represent the aggregate fees billed for professional services for tax compliance, tax advice and tax planning. Fees for tax services billed in 2005 were $128,000, all of which were pre-approved by the Audit Committee. Fees for tax services billed in 2004, subsequent to Ernst & Young LLP being appointed our principal accounting firm, were $189,000, all of which were pre-approved by the Audit Committee. The Audit Committee was presented with a detailed list of services prior to when they were performed, including a general tax planning approval of $50,000.

(4)	All other fees represent the aggregate fees billed for products and services that are not included in the “Audit fees,” “Audit-related fees” and “Tax fees” sections.
PRE-APPROVAL POLICIES AND PROCEDURES
      The Audit Committee has adopted a policy that, as of May 6, 2003, requires the pre-approval of audit and non-audit services rendered by the independent registered public accounting firm. For audit services, the Company’s independent registered public accounting firm will be required to provide the Audit Committee with an audit services plan during the third quarter of each fiscal year outlining the scope of the audit services proposed to be performed for the fiscal year and the fees therefor, which plan must be formally accepted by the Audit Committee. For non-audit services, Company management will submit to the Audit Committee for approval from time-to-time during the fiscal year the list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the current and subsequent fiscal years, together with a budget therefor. Company management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee delegates to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at a subsequent Audit Committee meeting.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to ratification by Stockholder vote. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2005 and 2004 are described under “Fees to Independent Registered Public Accounting Firm for Fiscal 2005 and 2004” above. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee above.
      As disclosed in previous filings with the SEC, including our Proxy Statement in connection with our 2004 Annual Meeting, on March 25, 2004, the Audit Committee approved the appointment of Ernst & Young LLP as Symbol’s independent registered public accounting firm and the dismissal of Deloitte & Touche LLP (“Deloitte & Touche”), which had previously served in this capacity. On April 26, 2004, the appointment of Ernst & Young LLP was approved and ratified by Stockholder vote.
      During the years ended December 31, 2003 and 2002 and the subsequent interim period through March 25, 2004, Symbol did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on Symbol’s consolidated financial statements, or any matter that was the subject of disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
      The audit reports of Deloitte & Touche on Symbol’s consolidated financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte & Touche’s audit report on Symbol’s consolidated financial statements for such years included an explanatory paragraph relating to the change in method of accounting in 2002 for goodwill and other intangibles to conform to Statement of Financial Accounting Standards (Statement) No. 142, “Goodwill and Other Intangible Assets.”
      During the fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through March 25, 2004, there were no disagreements between Symbol and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with their reports, except that, subsequent to the issuance of Symbol’s 2002 consolidated financial statements, Deloitte & Touche advised Symbol that it believed that the accounting treatment afforded to an available for sale security for which an other than temporary impairment charge was recorded in the second quarter of 2002 should be revised. Deloitte & Touche advised Symbol that it believed that an other than temporary impairment of such investment should have been recognized in 2001. Symbol disagreed with Deloitte & Touche’s conclusions with respect to this matter. This accounting matter was resolved, Symbol revised the accounting treatment for this investment and reissued its 2002 financial statements in an amended filing of its 2002 Annual Report on Form 10-K/ A (Amendment No. 1) on February 25, 2004.
      During the two fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through March 25, 2004, Deloitte & Touche reported to Symbol’s Audit Committee that Deloitte & Touche considered matters involving Symbol’s internal controls and their operation to be material weaknesses as follows:

(1) In connection with its audit of the consolidated financial statements of Symbol for the fiscal year ended December 31, 2002, Deloitte & Touche reported to the Audit Committee the following material weaknesses:

•	decentralized accounting structure for operations in the United States;

•	inadequate policies and processes for identifying complex non-standard transactions, including restructurings and acquisitions;

•	inadequate hiring of qualified and experienced personnel;

•	inadequate training and supervision of personnel;

•	inadequate systems and systems interfaces;

•	errors related to the processing of stock option exercises;

•	errors related to the timing and amount of revenue recognized;

•	errors in the timing and recording of certain reserves, including excess and obsolete inventory;

•	inadequate support and approval for numerous manual journal entries; and

•	informal and inconsistent policies and procedures related to account reconciliations.

(2) In connection with its audit of the consolidated financial statements of Symbol for the fiscal year ended December 31, 2003, Deloitte & Touche reported that a material weakness existed related to the manner in which Symbol processes transactions to record revenue. Additionally, Deloitte & Touche reported that deficiencies existed relating to the adequacy and timeliness of account reconciliations, formalized worldwide policies and procedures and the amount of manual journal entries required to record transactions.
      Symbol authorized Deloitte & Touche to respond fully to inquiries of Ernst & Young LLP concerning the reportable events discussed above.
      Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu and their respective affiliates may continue to be engaged by Symbol or its subsidiaries in non-audit capacities now or in the future.
* * *
      It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope or provide your instructions by telephone or via the Internet as promptly as possible.

By Order of the Board of Directors,

Acting Secretary
Dated: March 28, 2006
Holtsville, New York

THE PROPOSALS
PROPOSAL 1.
ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
      Directors serve one-year terms and are elected annually. The current term of office of all of the Company’s directors expires at the 2006 Annual Meeting. The Board proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to be named and to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. The following information is supplied about the nominees for election as directors of the Company:

ROBERT J. CHRENC Director since 2003 and Chairman of the Board of Directors since 2005 Age: 61	Mr. Chrenc was elected a director by the Board on December 15, 2003 and appointed non-executive Chairman of the Board of Directors in April 2005. Mr. Chrenc was Executive Vice President and Chief Administrative Officer at ACNielsen, a leading provider of marketing information based on measurement and analysis of marketplace dynamics and consumer attitudes and behavior, from February 2001 until his retirement in December 2001. From June 1996 to February 2001, he served as ACNielsen’s Executive Vice President and Chief Financial Officer.
SALVATORE IANNUZZI President and Chief Executive Officer Director since 2003 Age: 52	Mr. Iannuzzi was elected a director by the Board on December 15, 2003 and served as non-executive Chairman of the Board of Directors from December 2003 until his resignation as non-executive Chairman in April 2005. Mr. Iannuzzi was appointed President and Chief Executive Officer of Symbol in January 2006. From August 2005 through January 2006, Mr. Iannuzzi served as Symbol’s Interim President and Chief Executive Officer in addition to acting as its Senior Vice President, Chief Administrative and Financial Officer, a position he held since July 2005. From April 2005 to July 2005, Mr. Iannuzzi was Symbol’s Senior Vice President, Chief Administrative and Control Officer. From March 2004 to April 2005, Mr. Iannuzzi was an independent consultant. He was employed as the Chief Administrative Officer of CIBC World Markets, Inc. from June 2000 to March 2004. From 1982 to 2000, he held several senior positions at Bankers Trust Company/ Deutsche Bank, including senior control officer and head of corporate compliance.
J. MICHAEL LAWRIE Director since 2005 Age: 52	Mr. Lawrie was elected a director by the Board on June 16, 2005. Mr. Lawrie is currently a partner at Value Act Capital. Prior to that, he served as Chief Executive Officer of Siebel Systems, Inc. from 2004 to April 2005. Prior to joining Siebel Systems, Mr. Lawrie served in various management positions at IBM Corporation for 27 years. From July 2001 to May 2004, he served as a Senior Vice President and Group Executive at IBM, where he was responsible for IBM’s worldwide sales and distribution activities. Mr. Lawrie also served as IBM’s General Manager for Europe, Middle East and Africa from 1998 to June 2001 and held various sales, marketing, development and financial management positions from 1977 to 1998. Mr. Lawrie is a member of the Board of Trustees of Ohio University and sits on the boards of Good Technology, Inc. and SSA Global Technologies, Inc., where he is a member of the Audit and Compensation Committees.

GEORGE SAMENUK Director since 2004 Age: 50	Mr. Samenuk was elected a director by the Board on March 10, 2004. Mr. Samenuk has served as chief executive officer and a director of McAfee, Inc. (formerly Network Associates, Inc.) since January 2001. In April 2001, Mr. Samenuk was named Chairman of the Board of McAfee. From January 2000 to January 2001, Mr. Samenuk served as President and Chief Executive Officer of TradeOut, Inc., a private online exchange company. From April 1999 to January 2000, Mr. Samenuk served as General Manager, Americas at IBM Corporation. From August 1996 to April 1999, Mr. Samenuk was General Manager, ASEAN/ South Asia at IBM Corporation. From January 2001 to September 2002, Mr. Samenuk served as a director of McAfee.com Corporation, including serving as the chairman of its board from March 2001 until September 2002, when Network Associates purchased the minority interest in McAfee.com Corporation.
TIMOTHY T. YATES Senior Vice President and Chief Financial Officer Director since 2006 Age: 58	Mr. Yates was appointed Senior Vice President and Chief Financial Officer and elected a director by the Board on February 27, 2006. From August 2005 through February 2006, Mr. Yates served as an independent consultant to the Company. Mr. Yates was a Partner and the Chief Financial Officer of Saguenay Capital, a boutique investment firm, from October 2002 through November 2005. Mr. Yates was a founding partner of Cove Harbor Partners, a private investment and consulting firm, which he helped establish in 1996. From 1971 through 1995, Mr. Yates held a number of senior leadership roles at Bankers Trust New York Corporation, including serving as Chief Financial and Administrative Officer from 1990 through 1995.
MELVIN A. YELLIN Director since 2003 Age: 63	Mr. Yellin was elected a director by the Board on December 15, 2003. Mr. Yellin has been the president of Stone Point Corporation since July 2003. Stone Point Corporation concentrates primarily on risk management and corporate governance issues. From 1999 to 2003, Mr. Yellin was of counsel to Skadden Arps Slate Meagher & Flom LLP. Prior to that, Mr. Yellin served as Executive Vice President and General Counsel of Bankers Trust Company. In 2002, Mr. Yellin served as chairman and president of the New York Metropolitan Chapter of the National Association of Corporate Directors and has been a frequent lecturer for The Conference Board on governance issues.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE PERSONS
NOMINATED BY THE BOARD.

PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF CERTIFIED INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to ratification by the Stockholders.
      The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have an opportunity to make a statement at the meeting if they so desire and will be available to respond to appropriate questions raised orally by Stockholders.
      The Board of Directors has put this proposal before the Stockholders because the Board believes that seeking Stockholder ratification of the selection of the independent financial registered public accounting firm is good corporate practice. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the Stockholders’ vote in determining whether to continue Ernst & Young LLP’s engagement.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP
AS THE COMPANY’S CERTIFIED INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

ANNEX I
AUDIT COMMITTEE CHARTER
of the Audit Committee
of SYMBOL TECHNOLOGIES, INC.
      This Audit Committee Charter (the “Charter”) was adopted by the Board of Directors (the “Board”) of Symbol Technologies, Inc. (the “Company”) on February 9, 2004 and amended as of December 20, 2004.

I.	Purpose
      The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.
      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
      The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations. These are the responsibilities of management, the internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the independent auditor.
      Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership
      The Committee shall consist of no fewer than three directors, as determined by the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

      Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.
      The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures
      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s certificate of incorporation or bylaws that are applicable to the Committee.
      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems necessary or desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.
      All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.
      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary, desirable or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor
      1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.
      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.
      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1 (as may be modified or supplemented from time to time), and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit
      4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.
      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements
      7. Meetings with Management, the Independent Auditor and the Internal Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit
      8. Reporting Structure and Appointment. The Head of Internal Audit functionally reports to the Audit Committee to ensure independence, as well as to provide direct board level insight into the adequacy of internal control functions of the Company. The Committee shall approve the appointment of and have the power to replace the internal auditor.
      9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities
      10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.
      11. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.
      12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.
      13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.
      14. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.
      15. The Committee shall discuss with management the Company’s policies and guidelines with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.
      16. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.
      17. The Committee shall cause to be established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also cause to be established procedures for the confidential and anonymous submission of information, written or oral, by employees regarding questionable accounting or auditing matters.
      18. The Committee shall discuss any disclosures made to the Committee by the Company’s Chief Executive Officer or Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q regarding: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls identified to the independent auditor; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
      19. If reported to the Committee by any attorney employed by or performing legal services for the Company, the Committee shall consider any evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any agent of the Company.
      20. The Committee shall read management’s report (as and when it is legally required in the Company’s Annual Report on Form 10-K) assessing the effectiveness of the internal control structure and procedures of the Company for financial reporting and shall discuss with the independent auditor such auditor’s attestation to and report on management’s report.

      21. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.
      22. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.
      23. The Committee may, in its discretion, utilize the services of the Company’s general counsel and regular outside corporate legal counsel with respect to legal matters or, at its discretion, retain (and determine the appropriate funding for) other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances. Furthermore, the Committee may, in its discretion, retain (and determine the appropriate funding for) any other experts or advisors (financial or otherwise) as the Committee determines are necessary or appropriate under the circumstances.
      24. The Committee, in its discretion, may conduct or authorize investigations into any matters within the scope of its responsibilities.
      25. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.
      26. The Committee shall review and reassess this Charter at least once each calendar year and submit any recommended changes to the Board for its consideration.

V.	Disclosure of Charter
      This Charter shall be made available on the Company’s Web site at “www.symbol.com” and to any stockholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing.

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ADMISSION TICKET
SYMBOL TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 1, 2006 – 10:00 A.M. local time
One Symbol Plaza
Holtsville, New York
     If you plan to attend the Annual Meeting please mark the notification box on the bottom portion of this card.
     You must present this portion of the card in order to be admitted to the Symbol Technologies, Inc. Annual Meeting of Stockholders on May 1, 2006. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
▼ DETACH HERE IF YOU PLAN TO ATTEND THE MEETING ▼

(PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE)
SYMBOL TECHNOLOGIES, INC.
PROXY/VOTING INSTRUCTION CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SYMBOL TECHNOLOGIES, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2006.
     The undersigned stockholder of Symbol Technologies, Inc. hereby appoints SALVATORE IANNUZZI and TIMOTHY T. YATES, and each of them, proxies, with full power of substitution in each, to vote all of the shares of Symbol Technologies, Inc. Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on May 1, 2006 and at any adjournments or postponements thereof, as indicated on the reverse side, and in their discretion upon any other business that may properly come before the meeting or at any adjournments or postponements thereof.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2 and will grant discretionary authority pursuant to Item 3. The undersigned acknowledges receipt of the accompanying Proxy Statement dated March 28 , 2006.

Comments / Address Change:

If you have written in the above space, please mark the comments notification box on the reverse side
SYMBOL TECHNOLOGIES, INC.
P.O. Box 11095
New York, NY 10203-0095

(Continued, and to be signed and dated on the reverse side.)

ADMISSION TICKET
ANNUAL MEETING OF STOCKHOLDERS
May 1, 2006 – 10:00 A.M. local time
One Symbol Plaza
Holtsville, New York
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DETACH PROXY CARD HERE IF YOU ARE NOT
VOTING BY TELEPHONE OR INTERNET
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 AND 2.
(PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE—
VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.)

1. Election of Six Directors

Nominees:	(01) Robert J. Chrenc
(02) Salvatore Iannuzzi
(03) J. Michael Lawrie
(04) George Samenuk
(05) Melvin A. Yellin
(06) Timothy T. Yates
     ☐ For All Nominees
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(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, MARK THE “FOR ALL EXCEPT” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)
     ☐ For All Except*
*Exceptions:

2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event any nominee(s) named in this proxy become unable to serve, and upon any other business which may properly come before the 2006 Annual Meeting or any adjournments or postponements thereof.
THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.
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